                                                                [FILED PURSUANT TO RULE 433]

                                   TERM SHEET SUPPLEMENT
                    For use with base prospectus dated February 16, 2006

                                 GMAC MORTGAGE CORPORATION
                                    Servicer and Sponsor

                         Residential Asset Mortgage Products, Inc.
                                         Depositor

                          GMACM Mortgage Pass-Through Certificates
                                     Series 2006-AR2

The Trusts

      Each GMAC Mortgage  Corporation trust, also referred to as the issuing entity, will be established  to hold assets  transferred  to it by the  depositor.  The assets of each trust will be specified in the prospectus  supplement for the  particular  series of  certificates and will consist of a pool of one- to four family  residential  first lien  mortgage  loans.
All of the mortgage loans will be serviced by GMAC Mortgage Corporation.

The Certificates

      The  depositor  will  sell  the  offered  certificates  of any  series  pursuant  to a prospectus  supplement and the related base prospectus.  The certificates  will be issued in series,  each having its own designation.  Each series will be issued in one or more classes of senior  certificates  and one or more classes of  subordinated  certificates.  Each class will  evidence  beneficial  ownership  of,  and the right to a  specified  portion of future payments on, the mortgage  loans and any other assets  included in the related trust. A term sheet may accompany this term sheet  supplement for any series and may set forth  additional information about the mortgage loans, the certificates and the trust for that series.

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT (INCLUDING A BASE PROSPECTUS) WITH THE SEC
FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ
THE BASE  PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER  DOCUMENTS THE DEPOSITOR HAS
FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING.  YOU
MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.
ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING IN THE OFFERING
WILL  ARRANGE TO SEND YOU THE  PROSPECTUS  AT NO CHARGE IF YOU  REQUEST  IT BY  CALLING  THE
TOLL-FREE NUMBER SET FORTH IN ANY TERM SHEET RELATED TO THE OFFERING.

The  certificates  will represent  interests only in the trust, as the issuing  entity,  and will not represent  interests in or  obligations of  Residential  Asset  Mortgage  Products,
Inc.,  as the  depositor,  GMAC  Mortgage  Corporation,  as  the  sponsor,  or any of  their affiliates.

                                       March 3, 2006

This term sheet  supplement is not required to, and does not,  contain all information  that is required to be included in the related base prospectus and the prospectus  supplement for any series.

This term sheet  supplement  and any related term sheet for a series is not an offer to sell or a  solicitation  of an offer to buy these  securities  in any  state  where  such  offer, solicitation or sale is not permitted.

The  Attorney  General of the State of New York has not passed on or endorsed  the merits of this offering.  Any representation to the contrary is unlawful.

                                   European Economic Area

      In relation to each Member State of the European  Economic Area which has  implemented the  Prospectus  Directive,  each  referred to in this term sheet  supplement  as a Relevant
Member State,  each underwriter will represent and agree that with effect from and including the date on which the Prospectus  Directive is  implemented  in that Relevant  Member State, referred to in this term sheet  supplement as the Relevant  Implementation  Date, it has not made and will not make an offer of  certificates to the public in that Relevant Member State prior to the  publication  of a prospectus  in relation to the  certificates  which has been approved by the  competent  authority in that Relevant  Member State or, where  appropriate, approved in another  Relevant  Member State and notified to the competent  authority in that
Relevant Member State, all in accordance with the Prospectus Directive,  except that it may, with  effect  from  and  including  the  Relevant  Implementation  Date,  make an  offer  of certificates to the public in that Relevant Member State at any time:

            (a)   to legal  entities  which are  authorized  or  regulated to operate in the financial  markets or, if not so authorized or regulated,  whose corporate purpose is solely to invest in securities;

            (b)   to any legal  entity  which has two or more of (1) an  average of at least
       250 employees  during the last financial year; (2) a total balance sheet of more than
       €43,000,000 and (3) an annual net turnover of more than €50,000,000,  as shown in its last annual or consolidated accounts; or

            (c)   in any other  circumstances  which do not require the  publication  by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the preceding  paragraph,  (i) "offer of  certificates to the public" in relation to any  certificates  in any Relevant Member State means the  communication  in any form  and by any  means  of  sufficient  information  on the  terms  of the  offer  and  the certificates  to be offered so as to enable an investor  to decide to purchase or  subscribe the  certificates,  as the  same  may  be  varied  in  that  Member  State  by  any  measure implementing the Prospectus Directive in that Member State, and (ii) "Prospectus  Directive"
means Directive  2003/71/EC and includes any relevant  implementing measure in each Relevant
Member State.

                                       United Kingdom

       Each underwriter will represent and agree that:

            (a)   it has only  communicated  or  caused  to be  communicated  and will  only communicate  or cause to be  communicated  an  invitation  or inducement to engage in investment  activity (within the meaning of Section 21 of the Financial  Services and
       Markets Act,  referred to in this term sheet  supplement  as FSMA)  received by it in connection  with the  issue or sale of the  certificates  in  circumstances  in which
       Section 21(1) of the FSMA does not apply to the issuer; and

                                                S-2

            (b)   it has  complied  and will comply with all  applicable  provisions  of the
       FSMA with respect to anything done by it in relation to the  certificates in, from or otherwise involving the United Kingdom.

                                                S-3

          Important notice about information presented in any final term sheet for any class of offered certificates, this term sheet supplement and the related base prospectus with respect to any series of offered certificates

We provide information to you about the offered  certificates of any series in three or more separate documents that provide progressively more detail:

            o     the related  base  prospectus,  dated  January 20,  2006,  which  provides general information, some of which may not apply to your series of certificates;

            o     this term sheet  supplement,  which  provides  general  information  about series of certificates  issued pursuant to the depositor's AR program,  some of which may not apply to the offered certificates of any series; and

            o     one or more term sheets,  which describe  terms  applicable to the classes of the series of offered  certificates  described  therein and provides a description of certain  collateral  stipulations  regarding the mortgage loans and the parties to the transaction.

The registration  statement to which this offering  relates is United States  Securities and
Exchange Commission File Number 333-125485.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard,  Suite 250,
Minneapolis, Minnesota 55437 and its telephone number is (952) 857-7000.

Unless the context otherwise requires,  references in this term sheet supplement to "offered
certificates,"   "mortgage   loans,"   "mortgage  pool,"  "trust,"  "pooling  and  servicing
agreement,"  "prospectus  supplement" and other similar terms refer to the particular series of offered  certificates  being offered  pursuant to the final term sheet to which this term sheet supplement relates.

The  information  in this  term  sheet  supplement,  if  conveyed  prior to the time of your contractual  commitment to purchase any of the offered certificates of a series,  supersedes any  information  contained in any prior similar  materials  relating to such  certificates.
The information in this term sheet  supplement is preliminary,  and is subject to completion or change.  This term sheet  supplement is being delivered to you solely to provide you with information  about  the  offering  of  the  certificates  referred  to in  this  term  sheet supplement  and to solicit an offer to purchase the  certificates,  when,  as and if issued.
Any such  offer to  purchase  made by you will not be  accepted  and will not  constitute  a contractual  commitment by you to purchase any of the  certificates,  until we have accepted your offer to purchase the certificates.

The certificates  referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such  certificates or any similar  security and the underwriter's  obligation  to  deliver  such  certificates  is  subject  to  the  terms  and conditions of the  underwriting  agreement with the issuing entity and the  availability  of such  certificates  when, as and if issued by the issuing  entity.  You are advised that the terms of the  offered  certificates,  and the  characteristics  of the  mortgage  loan  pool backing them, may change (due,  among other things,  to the possibility  that mortgage loans that comprise the pool may become  delinquent or defaulted or may be removed or replaced and that  similar or  different  mortgage  loans may be added to the pool,  and that one or more classes  of  certificates  may be  split,  combined  or  eliminated),  at any time  prior to issuance or availability of a final  prospectus.  You are advised that  certificates may not be issued that have the  characteristics  described in these  materials.  The  underwriter's obligation  to sell  such  certificates  to you is  conditioned  on the  mortgage  loans and certificates  having the  characteristics  described in these  materials.  If for any reason the issuing entity does not deliver such certificates,  the underwriter will notify you, and

                                                S-4

neither the issuing  entity nor any  underwriter  will have any obligation to you to deliver all or any portion of the  certificates  which you have  committed to purchase,  and none of the issuing entity nor any  underwriter  will be liable for any costs or damages  whatsoever arising from or related to such non-delivery.

                                                S-5

                                      TABLE OF CONTENTS

                                                                             Page

      RISK FACTORS                                                            S-7
      ISSUING ENTITY                                                         S-14
      SPONSOR, SERVICER AND ORIGINATORS                                      S-14
      General                                                                S-14
      Loan Origination and Types of Mortgage Loans                           S-15
      GMAC Mortgage Corporation Securitization Experience                    S-16
      GMAC Mortgage Corporation Origination Experience                       S-17
      GMAC Mortgage Corporation Servicing Experience                         S-18
      AFFILIATIONS AMONG TRANSACTION PARTIES                                 S-19
      DESCRIPTION OF THE MORTGAGE POOL                                       S-20
      General                                                                S-20
      Mortgage Pool Characteristics                                          S-20
      Static Pool Information                                                S-22
      Non-Recordation of Assignments; Possession of Mortgages                S-22
      Primary Mortgage Insurance and Primary Hazard Insurance                S-23
      Underwriting Standards                                                 S-23
      Representations and Warranties                                         S-26
      Billing and Payment Procedures                                         S-27
      DESCRIPTION OF THE CERTIFICATES                                        S-29
      General                                                                S-29
      Glossary of Terms                                                      S-30
      Priority of Distributions                                              S-36
      Interest Distributions                                                 S-36
      Principal Distributions on the Senior Certificates                     S-38
      Principal Distributions on the Class M Certificates                    S-38
      Limited Cross-Collateralization                                        S-40
      Allocation of Losses; Subordination                                    S-41
      Advances                                                               S-44
      Residual Interests                                                     S-45
      CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS                            S-46
      General                                                                S-46
      Class M-2 and Class M-3 Certificate Yield Considerations               S-50
      Additional Yield Considerations Applicable Solely to the
      Class R Certificates                                                   S-50
      POOLING AND SERVICING AGREEMENT                                        S-51
      General                                                                S-51
      Servicing and Other Compensation and Payment of Expenses               S-51
      Custodial Arrangements                                                 S-51
      The Servicer                                                           S-52
      Reports to Certificateholders                                          S-53
      Voting Rights                                                          S-53
      Termination                                                            S-53
      The Trustee                                                            S-54
      Permitted Investments                                                  S-55
      USE OF PROCEEDS                                                        S-57
      CERTAIN LEGAL CONSIDERATIONS                                           S-57
      LEGAL PROCEEDINGS                                                      S-57
      MATERIAL FEDERAL INCOME TAX CONSEQUENCES                               S-57
      Special Tax Considerations Applicable to Class R Certificates          S-59
      Penalty Protection                                                     S-61
      METHOD OF DISTRIBUTION                                                 S-61
      LEGAL MATTERS                                                          S-62
      RATINGS                                                                S-62
      LEGAL INVESTMENT MATTERS                                               S-63
      ERISA CONSIDERATIONS                                                   S-64

                                                S-6

                                        Risk Factors

      The offered certificates are not suitable investments for all investors.  In particular, you are encouraged not to purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

      The offered certificates are complex securities.  You are encouraged to possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet supplement and the prospectus in the context of your financial situation and tolerance for risk.

      You are encouraged to carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Risk of Loss
The return on your       Losses on the mortgage loans may occur due to a wide
certificates may be      variety of causes, including a decline in real estate
affected by losses on    values and adverse changes in the borrower's financial
the mortgage loans,      condition.  A decline in real estate values or
which could occur due    economic conditions nationally or in the regions where
to a variety of causes.  the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.

The return on your       One risk of investing in mortgage-backed securities is
certificates may be      created by any concentration of the related properties
particularly sensitive   in one or more geographic regions.  If the regional
to changes in real       economy or housing market weakens in any region having
estate markets in        a significant concentration of properties underlying
specific regions.        the mortgage loans, the mortgage loans in that region
                         may experience high rates of loss and delinquency,
                         resulting in losses to holders of the related
                         certificates.  A region's economic condition and
                         housing market may be adversely affected by a variety
                         of events, including natural disasters such as
                         earthquakes, hurricanes, floods and eruptions, power
                         shortages, civil disturbances such as riots,
                         disruptions caused by ongoing power outages, terrorist
                         actions or acts of war.

                         Several hurricanes, which struck Louisiana, Alabama,
                         Mississippi, Texas and Florida in recent months, may
                         have adversely affected mortgaged properties located
                         in those states.  GMAC Mortgage Corporation will make
                         a representation and warranty that each mortgaged
                         property underlying a mortgage loan is free of damage
                         and in good repair as of the closing date.  In the
                         event that a mortgaged property underlying a mortgage
                         loan is damaged as of the closing date for that series
                         and that damage materially and adversely affects the
                         value of or the interests of the holders of the
                         certificates of that series in the related mortgage
                         loan, GMAC Mortgage Corporation will, at its option,
                         be required to either repurchase or substitute the
                         related mortgage loan from the trust.  Any such
                         repurchases may shorten the weighted average lives of
                         the certificates.  We will not know how many mortgaged
                         properties underlying the mortgage loans included in
                         the trust will have been or may be affected by the
                         hurricanes and therefore whether the payment
                         experience on any mortgage loan in the mortgage pool
                         will be affected.

                                                S-7

The return on your       Except as set forth in the final term sheet for a
certificates will be     class of certificates, the only credit enhancement for
reduced if losses        the senior certificates will be the subordination
exceed the credit        provided by the Class M Certificates and Class B
enhancement available    Certificates of that series (as with respect to any
to your certificates.    class of super-senior certificates, the subordination
                         provided by the related class or classes of
                         senior-support certificates).  The only credit
                         enhancement for the Class M Certificates will be the
                         subordination provided by the Class B Certificates and
                         by any class of Class M Certificates with a lower
                         payment priority.  You should also be aware that the
                         credit enhancement provided for some types of losses
                         is limited.

The value of your        If the performance of the mortgage loans is
certificates may be      substantially worse than assumed by the rating
reduced if losses are    agencies, the ratings of any class of the certificates
higher than expected.    may be lowered in the future.  This would probably
                         reduce the value of those certificates.  None of the
                         depositor, the servicer or any other entity will have
                         any obligation to supplement any credit enhancement or
                         to take any other action to maintain any rating of the
                         certificates.

Limited Obligations
Payments on the          The certificates represent interests only in the
mortgage loans are the   trust.  The certificates do not represent an ownership
primary source of        interest in or obligation of the depositor, the
payments on your         seller, the servicer or any of their affiliates.  If
certificates.            proceeds from the assets of the trust are not
                         sufficient to make all payments provided for under the
                         pooling and servicing agreement, investors will have
                         no recourse to the depositor, the seller, the servicer
                         or any other entity, and will incur losses.

Liquidity Risks
You may have to hold     A secondary market for your certificates may not
your certificates to     develop.  Even if a secondary market does develop, it
maturity if their        may not continue or it may be illiquid.  Neither the
marketability is         underwriter nor any other person will have any
limited.                 obligation to make a secondary market in your
                         certificates.  Illiquidity means you may not be able
                         to find a buyer to buy your securities readily or at
                         prices that will enable you to realize a desired
                         yield.  Illiquidity can have a severe adverse effect
                         on the market value of your certificates.
                         Any class of offered certificates may experience
                         illiquidity, although generally illiquidity is more
                         likely for classes that are especially sensitive to
                         prepayment, credit or interest rate risk, or that have
                         been structured to meet the investment requirements of
                         limited categories of investors.

Special Yield and Prepayment
Considerations
The yield on your        The yield to maturity on each class of offered
certificates will vary   certificates will depend on a variety of factors,
depending on the rate    including:
of prepayments.
                         o     the rate and timing of principal payments on the
                                  related mortgage loans, including
                                  prepayments, defaults and liquidations, and
                                  repurchases due to breaches of
                                  representations or warranties;

                                                S-8

                         o     the allocation of principal payments among the
                                  various classes of offered certificates;

                         o     the pass-through rate for that class;

                         o     realized losses and interest shortfalls; and

                         o     the purchase price of that class.

                         The rate of prepayments is one of the most important
                         and least predictable of these factors.
                         In general, if you purchase a certificate at a price
                         higher than its outstanding principal balance and
                         principal distributions on your certificate occur
                         faster than you assumed at the time of purchase, your
                         yield will be lower than you anticipated.  Conversely,
                         if you purchase a certificate at a price lower than
                         its outstanding principal balance and principal
                         distributions on that class occur more slowly than you
                         assumed at the time of purchase, your yield will be
                         lower than you anticipated.

The rate of prepayments  Since mortgagors can generally prepay their mortgage
on the mortgage loans    loans at any time, the rate and timing of principal
will vary depending on   distributions on the offered certificates are highly
future market            uncertain.  Generally, when market interest rates
conditions, and other    increase, borrowers are less likely to prepay their
factors.                 mortgage loans.  This could result in a slower return
                         of principal to you at a time when you might have been
                         able to reinvest your funds at a higher rate of
                         interest than the pass-through rate on your class of
                         certificates. On the other hand, when market interest
                         rates decrease, borrowers are generally more likely to
                         prepay their mortgage loans.  This could result in a
                         faster return of principal to you at a time when you
                         might not be able to reinvest your funds at an
                         interest rate as high as the pass-through rate on your
                         class of certificates.

                         Refinancing programs, which may involve soliciting all
                         or some of the mortgagors to refinance their mortgage
                         loans, may increase the rate of prepayments on the
                         mortgage loans.  These refinancing programs may be
                         offered by the servicer or its affiliates, and may
                         include streamlined documentation programs as well as
                         programs under which a mortgage loan is modified to
                         reduce the interest rate.

Mortgage loans with      Some of the  mortgage  loans may  require  the  related
interest-only payments   borrowers   to  make   monthly   payments   of  accrued
may affect the yield on  interest,  but  not  principal,  for a  certain  period
the related offered      following  origination,  which ranges from three to ten
certificates.            years.   After  the   interest-only   period  for  each
                         related  mortgage  loan,  the  mortgage  rate  on  that
                         mortgage loan will be reset and the related  borrower's
                         monthly  payment  will be  recalculated  to cover  both
                         interest and  principal so that the mortgage  loan will
                         be paid in full by its final  distribution  date.  As a
                         result, if the monthly payment  increases,  the related
                         borrower  may not be able to pay the  increased  amount
                         and may default or may  refinance the loan to avoid the
                         higher payment.

                                                S-9

                         In addition,  because no scheduled  principal  payments
                         are required to be made on these  mortgage  loans for a
                         specified   period  of  time,   the   related   offered
                         certificates will receive smaller  scheduled  principal
                         distributions  during  that period than they would have
                         received  if the  related  borrowers  were  required to
                         make monthly  payments of interest and  principal  from
                         origination  of  these  mortgage  loans.  Absent  other
                         considerations,   this   slower   rate   of   principal
                         distributions  will result in longer  weighted  average
                         lives of the related  offered  certificates  than would
                         otherwise  be the  case if none of the  mortgage  loans
                         had interest-only periods.

Changes in mortgage      As described in this term sheet supplement, the senior
indices may reduce the   certificates will accrue interest at a rate based on
yield on the offered     the weighted average of the net mortgage rates of the
certificates.            mortgage loans in the related loan group.  The Class M
                         Certificates will accrue interest at a rate based on
                         the weighted average of each of the weighted averages
                         of the net mortgage rates of the mortgage loans in
                         each of the loan groups, weighted on the basis of the
                         related subordinate components as of that distribution
                         date as described in this term sheet.

                         After the mortgage loans' initial fixed-rate periods,
                         the mortgage rates on the mortgage loans will be
                         calculated on the basis of the related index plus the
                         applicable margin, as described in this term sheet
                         supplement.  As a result, declines in the indices on
                         which the mortgage rates on the mortgage loans in any
                         loan group are based will result, over time, in lower
                         yields on the related classes of offered certificates.
                         Furthermore, with respect to any loan group, any
                         increase in the indices on which the related mortgage
                         rates are based may result in prepayments on the
                         mortgage loans and payments of principal on the
                         related offered certificates then entitled to
                         principal.  In addition, prepayments on mortgage loans
                         in any loan group with higher interest rates will
                         reduce the weighted average of the net mortgage rates
                         on those mortgage loans and, consequently, may reduce
                         the interest rate of the related classes of offered
                         certificates.

The yield on your        The offered certificates of each class have different
certificates will be     yield considerations and different sensitivities to
affected by the          the rate and timing of principal distributions.  The
specific terms that      following is a general discussion of yield
apply to that class,     considerations and prepayment sensitivities of each
discussed below.         class.

   Senior Certificates   Each of Class of Class A and Class R Certificates will
                         receive principal payments primarily from the related
                         loan group.  Therefore, the yields on each Class of
                         Class A and Class R Certificates will be sensitive to
                         the rate and timing of principal prepayments and
                         defaults on the mortgage loans in the related loan
                         group.

                         See "Description of the Certificates-Principal
                         Distributions on the Senior Certificates" in this term
                         sheet supplement.

                                                S-10

   Senior Support        Investors in a class of senior support certificates of
   Certificates          any series are encouraged to be aware that all or a
                         portion of losses on the mortgage loans in the related
                         loan group included in the trust otherwise allocable
                         to the related class or classes of super senior
                         certificates will be allocated to that class of senior
                         support certificates as described in the final term
                         sheet for that series.  Therefore, the yield to
                         maturity on that class of senior support certificates
                         will be extremely sensitive to losses otherwise
                         allocable to related class or classes of super senior
                         certificates.

   Subordinated          The   yield   to   investors   in  any   class  of  the
   Certificates          subordinated   certificates   of  any  series  will  be
                         sensitive  to the  rate and  timing  of  losses  on the
                         mortgage loans in all loan groups,  if those losses are
                         not  covered  by  a  more  subordinate   class  of  the
                         subordinated certificates.

                         It  is  not  expected  that  a  class  of  subordinated
                         certificates,  other  than any class of senior  support
                         certificates,   will  receive  any   distributions   of
                         principal  payments  until  the  distribution  date set
                         forth  in  the  final   term   sheet  for  a  class  of
                         certificates.   On  or  after  that  date,   all  or  a
                         disproportionately    large    portion   of   principal
                         prepayments  on the  mortgage  loans in each loan group
                         may be allocated to the related senior  certificates as
                         described in this term sheet supplement,  and none or a
                         disproportionately    small    portion   of   principal
                         prepayments   may  be  paid  to  the   holders  of  the
                         subordinated  certificates,  other  than  any  class of
                         senior support certificates.

                         As  a  result,   the  weighted  average  lives  of  the
                         subordinated  certificates  may be  longer  than  would
                         otherwise  be the case had they been  entitled to their
                         ratable share of principal  prepayments on the mortgage
                         loans.

The recording of         The mortgages or assignments of mortgage for
mortgages in the name    substantially all of the mortgage loans may be
of MERS may affect the   recorded in the name of Mortgage Electronic
yield on the             Registration Systems, Inc, or MERS, solely as nominee
certificates.            for the originator, or GMAC Mortgage Corporation, and
                         its successors and assigns.  Subsequent assignments of
                         those mortgages are registered electronically through
                         the MERS® System.  However, if MERS discontinues the
                         MERS® System and it becomes necessary to record an
                         assignment of the mortgage to the trustee, then any
                         related expenses shall be paid by the trust and will
                         reduce the amount available to pay principal of and
                         interest on the outstanding class or classes of
                         certificates with the lowest payment priorities.

                         The recording of mortgages in the name of MERS is a
                         relatively new practice in the mortgage lending
                         industry.  Public recording officers and others may
                         have limited, if any, experience with lenders seeking
                         to foreclose mortgages, assignments of which are
                         registered with MERS. Accordingly, delays and
                         additional costs in commencing, prosecuting and
                         completing foreclosure proceedings and conducting
                         foreclosure sales of the mortgaged properties could
                         result.  Those delays and additional costs could in
                         turn delay the distribution of liquidation proceeds to
                         certificateholders and increase the amount of losses
                         on the mortgage loans.

                                                S-11

                         For additional information regarding MERS and the
                         MERS® System, see "Description of the Mortgage
                         Pool-Mortgage Pool Characteristics" and "Certain Yield
                         and Prepayment Considerations" in this term sheet
                         supplement and "Description of the
                         Securities-Assignment of Loans" in the prospectus.

The return on your       The Servicemembers Civil Relief Act, formerly known as
certificates could be    the Soldiers' and Sailors' Civil Relief Act of 1940,
reduced by shortfalls    or the Relief Act, provides relief to borrowers who
due to the               enter active military service and to borrowers in
Servicemembers Civil     reserve status who are called to active duty after the
Relief Act.              origination of their mortgage loan.  Current military
                         operations of the United States, including military
                         operations in Iraq and the Middle East, have
                         increased, and any further escalation of military
                         operations in Iraq and the Middle East and any future
                         military operations in other regions, may increase the
                         number of borrowers who may be in active military
                         service, including persons in reserve status who may
                         be called to active duty.  The Relief Act provides
                         generally that a borrower who is covered by the Relief
                         Act may not be charged interest on a mortgage loan in
                         excess of 6% per annum during the period of the
                         borrower's active duty.  Any resulting interest
                         shortfalls are not required to be paid by the borrower
                         at any future time.  The servicer is not required to
                         advance these shortfalls as delinquent payments and
                         the shortfalls are not covered by any form of credit
                         enhancement on the certificates.  Interest shortfalls
                         on the mortgage loans due to the application of the
                         Relief Act or similar legislation or regulations will
                         be applied to reduce accrued interest on each class of
                         the certificates on a pro rata basis.

                         The Relief Act also limits the ability of the servicer
                         to foreclose on a mortgage loan during the borrower's
                         period of active duty and, in some cases, during an
                         additional three-month period thereafter.  As a
                         result, there may be delays in payment and increased
                         losses on the mortgage loans.  Those delays and
                         increased losses will be borne primarily by the
                         outstanding class of certificates with the lowest
                         payment priority.

                         We do not know how many mortgage loans have been or
                         may be affected by the application of the Relief Act
                         or similar legislation or regulations.
                         See the definition of Accrued Certificate Interest
                         under "Description of the Certificates-Glossary of
                         Terms" in this term sheet supplement and "Certain
                         Legal Aspects of Loans-Soldiers' and Sailors' Civil
                         Relief Act of 1940" in the prospectus.

                                                S-12

Bankruptcy and Insolvency Risks
Bankruptcy proceedings   The transfer of the mortgage loans from the seller to
could delay or reduce    the depositor is intended by the parties to be and has
distributions on the     been documented as a sale.  However, if the seller
certificates.            were to become bankrupt, a trustee in bankruptcy could
                         attempt to recharacterize the sale of the mortgage
                         loans as a loan secured by the mortgage loans or to
                         consolidate the mortgage loans with the assets of the
                         seller.  Any such attempt could result in a delay in
                         or reduction of collections on the mortgage loans
                         available to make payments on the certificates.

The bankruptcy of a      If a borrower becomes subject to a bankruptcy
borrower may increase    proceeding, a bankruptcy court may require
the risk of loss on a    modifications of the terms of a mortgage loan without
mortgage loan.           a permanent forgiveness of the principal amount of the
                         mortgage loan.  Modifications have included reducing
                         the amount of each monthly payment, changing the rate
                         of interest and altering the repayment schedule.  In
                         addition, a court having federal bankruptcy
                         jurisdiction may permit a debtor to cure a monetary
                         default relating to a mortgage loan on the debtor's
                         residence by paying arrearages within a reasonable
                         period and reinstating the original mortgage loan
                         payment schedule, even though the lender accelerated
                         the mortgage loan and final judgment of foreclosure
                         had been entered in state court.  In addition, under
                         the federal bankruptcy law, all actions against a
                         borrower and the borrower's property are automatically
                         stayed upon the filing of a bankruptcy petition.

                                                S-13

                                      Issuing Entity

      The depositor  will  establish a trust with respect to each series on the closing date for that  series,  pursuant to a pooling and  servicing  agreement,  dated as of the cut-off date for that series.  On the closing date for each series,  the depositor will deposit into the trust a pool of mortgage  loans that in the aggregate  will  constitute a mortgage pool, secured by one- to  four-family  residential  properties  with terms to maturity of not more than 30 years.  All of the mortgage  loans will have been  purchased by the  depositor  from the seller  pursuant to a mortgage  loan purchase  agreement,  dated as of the closing date, between the seller and the depositor.

      The  mortgage  pool  may be a  single  loan  group or  divided  into two or more  loan groups.  The  trust  will  not  have  any  additional  equity.  The  pooling  and  servicing agreement  will authorize the trust to engage only in selling the  certificates  in exchange for the mortgage loans,  entering into and performing its obligations  under the pooling and servicing agreement,  activities necessary, suitable or convenient to such actions and other activities  as may be required in  connection  with the  conservation  of the trust fund and making distributions to certificateholders.

      The pooling and servicing  agreement  will provide that the  depositor  assigns to the trustee for the benefit of the certificateholders  without recourse all the right, title and interest  of the  depositor  in and to the  mortgage  loans.  Furthermore,  the  pooling and servicing  agreement  will state that,  although it is intended  that the  conveyance by the depositor to the trustee of the mortgage  loans be construed as a sale,  the  conveyance  of the mortgage  loans shall also be deemed to be a grant by the  depositor to the trustee of a security interest in the mortgage loans and related collateral.

      Some  capitalized  terms used in this term sheet  supplement  have the meanings  given under  "Description  of the  Certificates-Glossary  of  Terms"  or in the  prospectus  under
"Glossary." The offering of the  certificates  described in this term sheet  supplement is a
"Designated Seller Transaction" as that term is used in the prospectus.

                             Sponsor, Servicer and Originators

General

      GMAC Mortgage Corporation will be the sponsor of each series of offered  certificates, will service the mortgage loans and will  originate  some, if not all, of the mortgage loans of each series. GMAC Mortgage  Corporation is a Pennsylvania  corporation and a wholly owned subsidiary of GMAC Residential  Holding  Corporation,  which is a wholly owned subsidiary of
Residential  Capital  Corporation  ("ResCap").  ResCap is a wholly-owned  subsidiary of GMAC
Mortgage  Group,  Inc.,  which is a  wholly-owned  subsidiary of General  Motors  Acceptance
Corporation (GMAC).  GMAC is a wholly-owned subsidiary of General Motors Corporation.

      GMAC Mortgage  Corporation  began  acquiring,  originating  and servicing  residential mortgage loans in 1985 through its acquisition of Colonial  Mortgage Service Company,  which was formed in 1926,  and the loan  administration,  servicing  operations  and  portfolio of
Norwest  Mortgage,  which entered the  residential  mortgage  loan  business in 1906.  These businesses  formed  the  original  basis  of  what is now  GMAC  Mortgage  Corporation.  The origination  of  adjustable-rate  mortgage  loans has been an  historical  practice  of GMAC
Mortgage Corporation.

      GMAC Mortgage Corporation  maintains its executive and principal offices at 100 Witmer
Road, Horsham, Pennsylvania 19044.  Its telephone number is (215) 682 1000.

                                                S-14

      A portion of the mortgage loans may be originated or purchased by GMAC Bank,  which is wholly owned by ResCap and an affiliate of GMAC Mortgage  Corporation.  Any loans originated or purchased by GMAC Bank will be sold to GMAC Mortgage  Corporation and will be transferred to the  trust by  Residential  Asset  Mortgage  Products,  Inc.,  as  depositor.  All of the mortgage  loans that GMAC Bank  originates or purchases were  originated in accordance  with
GMAC Mortgage  Corporation's  underwriting standards described below. GMAC Bank is a federal savings bank and was formed in 2001.

      GMAC Mortgage  Corporation's overall procedures for originating and acquiring mortgage loans are described  under  "Description  of the Mortgage Pool - Underwriting  Standards" in
this term sheet supplement.  GMAC Mortgage  Corporation's material role and responsibilities in this  transaction as servicer are described in this term sheet  supplement under "Pooling and Servicing Agreement - The Servicer."

Loan Origination and Types of Mortgage Loans

      GMAC Mortgage  Corporation  has three primary  sources for  residential  mortgage loan production:  the  origination  of loans  through  its retail  branches  and  direct  lending network,  the origination of loans through its mortgage  brokerage  network and the purchase of loans in the secondary market (primarily from correspondent lenders).

      GMACM  originates  and acquires  mortgage  loans that  generally  fall into one of the following four categories:

             o    Prime  Conforming   Mortgage  Loans  -  These  are  prime  credit  quality
       first-lien mortgage loans secured by single-family  residences that meet or "conform"
       to the underwriting  standards established by Fannie Mae or Freddie Mac for inclusion in their guaranteed mortgage securities programs.

             o    Prime  Non-Conforming  Mortgage  Loans - These  are prime  credit  quality first-lien mortgage loans secured by single-family  residences that either (1) do not conform to the  underwriting  standards  established  by Fannie  Mae or Freddie  Mac, because they have original  principal  amounts  exceeding  Fannie Mae and Freddie Mac limits,  which  are  commonly  referred  to as  jumbo  mortgage  loans,  or  (2) have alternative  documentation  requirements  and  property  or  credit-related  features
       (e.g., higher  loan-to-value or debt-to-income  ratios) but are otherwise  considered prime credit quality due to other compensating factors.

             o    Government  Mortgage Loans - These are  first-lien  mortgage loans secured by  single-family  residences that are insured by the Federal Housing  Administration or guaranteed by the Veterans Administration.

             o    Second-Lien  Mortgage  Loans - These  are open-  and  closed-end  mortgage loans  secured by a second or more junior  lien on  single-family  residences,  which include home equity mortgage loans.

                                                S-15

GMAC Mortgage Corporation Securitization Experience

      The following  tables set forth the  aggregate  principal  amount of publicly  offered securitizations  of mortgage loans  sponsored by GMAC Mortgage  Corporation  for the periods indicated.  GMAC Mortgage  Corporation  sponsored  approximately  $1.955  billion in initial aggregate principal amount of first lien mortgage loans and approximately  $3.074 billion in initial  aggregate  principal  amount of second  lien  mortgage  loans in the 2001  calendar
year.  GMAC  Mortgage  Corporation   sponsored   approximately  $4.235  billion  in  initial
aggregate principal amount of first lien mortgage loans and approximately  $3.040 billion in initial  aggregate  principal  amount of second  lien  mortgage  loans in the 2005  calendar year. The percentages  shown under  "Percentage  Change from Prior Year" represent the ratio of (a) the  difference  between the current  and prior year volume over  (b) the  prior year volume.

First Lien Mortgage Loans

   Volume by Principal Balance           2005             2004            2003             2002             2001
_________________________________

Jumbo Fixed Rate                      $522,873,155     $2,698,493,216  $3,907,776,870   $2,461,563,141   $1,716,041,734
Jumbo ARM                             $2,927,331,600   $1,136,171,300  $1,128,998,200   $          0     $          0
Alt-A Fixed Rate                      $523,588,022     $          0    $          0     $          0     $          0
Alt-A ARM                             $260,774,100     $          0    $          0     $          0     $          0
General Holdings                      $          0     $224,099,000    $654,317,000     $466,352,000     $239,092,000

Total                                 $4,234,566,877   $4,058,763,516  $5,691,092,070   $2,927,915,141   $1,955,133,734

      Percentage Change from
          Prior Year(1)
________________________________

Jumbo Fixed Rate                       (80.62)%         (30.95)%         58.75%           43.44%            N/A
Jumbo ARM                               157.65%          0.64%           100.00%            N/A             N/A
Alt-A Fixed Rate                        100.00%           N/A              N/A              N/A             N/A
Alt-A ARM                               100.00%           N/A              N/A              N/A             N/A
General Holdings                       (100.00)%        (65.75)%         40.31%           95.05%            N/A

Total                                    4.33%          (28.68)%         94.37%           49.76%            N/A

Second Lien Mortgage Loans

   Volume by Principal Balance           2005             2004            2003             2002             2001
_________________________________

Home Equity                           $3,039,527,000   $4,615,179,000  $1,144,882,000   $2,219,938,000   $2,584,331,000
High LTV                              $          0     $175,000,000    $          0     $211,000,000     $489,255,000

Total                                 $3,039,527,000   $4,790,179,000  $1,144,882,000   $2,430,938,000   $3,073,586,000

      Percentage Change from
          Prior Year(1)
_________________________________

Home Equity                            (34.14)%         303.11%         (48.43)%         (14.10)%           N/A
High LTV                               (100.00)%        100.00%         (100.00)%        (56.87)%           N/A

Total                                  (36.55)%         318.40%         (52.90)%         (20.91)%           N/A
(1)      Represents year to year growth or decline as a percentage of the prior year's securitization volume.

                                                S-16

GMAC Mortgage Corporation Origination Experience

      The  following  tables  set forth  the  mortgage  loans  originated  by GMAC  Mortgage
Corporation for the periods  indicated,  and the annual average number of such loans for the same period. GMAC Mortgage  Corporation  originated a residential mortgage loan portfolio of approximately  $55.4  billion,  $7.0 billion,  $3.4 billion and $5.8 billion during the year ended December 31, 2002 backed by prime  conforming  mortgage  loans,  prime  non-conforming mortgage  loans,  government  mortgage loans and second-lien  mortgage loans,  respectively.
GMAC Mortgage Corporation  originated a residential mortgage loan portfolio of approximately
$39.5  billion,  $22.5  billion,  $3.4 billion and $6.7 billion during the nine months ended
September 30, 2005 backed by prime conforming mortgage loans, prime non-conforming  mortgage
loans,  government  mortgage  loans  and  second-lien  mortgage  loans,  respectively.   The
percentages shown under  "Percentage  Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                         GMAC MORTGAGE CORPORATION ORIGINATION EXPERIENCE

                                           For the Nine
                                            Months Ended
                                            September 30,          For the Year Ended December 31,
                                          ________________    ______________________________________________

                                                2005             2004            2003             2002
                                          ________________    ______________________________________________
      Prime conforming mortgage loans
           No. of Loans..................      217,420         276,444         558,204          367,612
           Dollar Amount of Loans........      $39,471         $45,635         $89,271          $55,407
           Percentage Change
                from Prior Year..........      (13.51)%        (48.88)%          61.12%            N/A
      Prime non-conforming mortgage loans
           No. of Loans                         79,037         101,883          41,202           23,391
           Dollar Amount of Loans              $22,532         $28,522         $13,451           $7,010
           Percentage Change
                from Prior Year..........      (21.00)%         112.04%          91.88%            N/A
      Government mortgage loans
           No. of Loans                         24,939          40,062          49,988           30,234
           Dollar Amount of Loans               $3,382          $4,834          $4,929           $3,399
           Percentage Change
                from Prior Year..........      (30.04)%         (1.93)%          45.01%            N/A
      Second-lien mortgage loans
           No. of Loans                        123,238         163,233         161,036          129,201
           Dollar Amount of Loans               $6,740          $8,457          $6,803           $5,802
           Percentage Change
                from Prior Year..........     (20.30)%          24.31%           17.25%            N/A
      Total mortgage loans serviced
           No. of Loans                        444,634         581,622         810,430          550,438
           Dollar Amount of Loans              $72,125         $87,448        $114,454          $71,618
           Percentage Change
                from Prior Year..........      (17.52)%        (23.60)%          59.81%            N/A

                                                S-17

GMAC Mortgage Corporation Servicing Experience

      The  following  tables  set  forth  the  mortgage  loans  serviced  by  GMAC  Mortgage
Corporation for the periods  indicated,  and the annual average number of such loans for the same period.  GMAC  Mortgage  Corporation  was the servicer of a  residential  mortgage loan portfolio of approximately  $150.4 billion,  $12.5 billion,  $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime  conforming  mortgage  loans,  prime non-conforming  mortgage loans,  government  mortgage loans and second-lien  mortgage loans, respectively.  GMAC Mortgage  Corporation  was the servicer of a  residential  mortgage loan portfolio of approximately  $182.6 billion,  $30.7 billion,  $18.2 billion and $12.0 billion during the nine months ended September 30, 2005 backed by prime  conforming  mortgage loans, prime  non-conforming  mortgage loans,  government  mortgage loans and second-lien  mortgage loans,  respectively.  The  percentages  shown  under  "Percentage  Change  from Prior Year"
represent  the ratio of (a) the  difference  between  the current and prior year volume over
(b) the prior year volume.

                   GMAC MORTGAGE CORPORATION PRIMARY SERVICING PORTFOLIO
                                      ($ IN MILLIONS)

                                           For the Nine
                                            Months Ended
                                           September 30,            For the Year Ended December 31,
                                          _______________     ___________________________________________

                                                2005            2004             2003             2002
                                          _______________     ___________________________________________
      Prime conforming mortgage loans
           No. of Loans..................   1,380,985        1,323,249       1,308,284        1,418,843
           Dollar Amount of Loans........    $182,644         $165,521        $153,601         $150,421
           Percentage Change
                from Prior Year..........      10.34%           7.76%            2.11%             N/A
      Prime non-conforming mortgage loans
           No. of Loans                        66,266           53,119          34,041           36,225
           Dollar Amount of Loans             $30,739          $23,604         $13,937          $12,543
           Percentage Change
                from Prior Year..........      30.23%           69.36%          11.12%              N/A
      Government mortgage loans
           No. of Loans                       184,665          191,844         191,023          230,085
           Dollar Amount of Loans             $18,241          $18,328         $17,594          $21,174
           Percentage Change
                from Prior Year..........      (0.47)%          4.17%           (16.91)%           N/A
      Second-lien mortgage loans
           No. of Loans                       377,049          350,334         282,128          261,416
           Dollar Amount of Loans             $12,044          $10,374          $7,023           $6,666
           Percentage Change
                from Prior Year..........      16.10%           47.71%           5.36%             N/A
      Total mortgage loans serviced
           No. of Loans                     2,008,965        1,918,546       1,815,476        1,946,569
           Dollar Amount of Loans            $243,668         $217,827        $192,155         $190,804
           Percentage Change
                from Prior Year..........      11.86%           13.36%           0.71%             N/A

                                                S-18

                               Affiliations Among Transaction Parties

      The  diagram  below   illustrates   the  ownership   structure  among  the  affiliated
transaction parties.

                                                S-19

                              Description of the Mortgage Pool

General

      The  mortgage  pool for each series will  consist of hybrid  adjustable-rate  mortgage loans,  divided into two or more loan groups.  The mortgage  loans  generally  have mortgage rates that first adjust after an initial  fixed rate period of  approximately  three,  five, seven  or ten  years  following  origination  and  then  adjust  semi-annually  or  annually thereafter.  The  mortgage  loans will be secured by first liens on fee simple or  leasehold interests in one- to four-family  residential  real  properties.  In each case, the property securing  the  mortgage  loan is  referred to as the  mortgaged  property.  With  respect to mortgage  loans which have been  modified,  references in this term sheet  supplement to the date of origination shall be deemed to be the date of the most recent modification.

      The  mortgage  loans will be selected for  inclusion  in the mortgage  pool from among mortgage  loans  originated  or  purchased in  connection  with the  Sponsor's  Underwriting
Standards  described below under  "-Underwriting  Standards" in this term sheet  supplement, based on the Sponsor's assessment of investor preferences and rating agency criteria.

      Under the terms of the pooling and servicing agreement,  the depositor will assign the representations  and warranties  made by the seller in the mortgage loan purchase  agreement to the trustee for the benefit of the  certificateholders  as of the date of issuance of the certificates.  All of the  mortgage  loans were  originated  or  acquired  by GMAC  Mortgage
Corporation.

      The seller will be obligated to repurchase  or  substitute  for a mortgage loan in the event of a breach of its  representations  and warranties with respect to that mortgage loan if the breach  materially and adversely affects the interests of the  certificateholders  in that mortgage  loan. For a description of some of the  representations  and warranties  made by the seller,  see below under the caption  "-Representations  and Warranties" in this term sheet supplement.

      The depositor will not make any  representations  and  warranties  with respect to the mortgage  loans and will not be required to  repurchase  any mortgage loan in the event of a breach of the seller's representations and warranties with respect to a mortgage loan.

Mortgage Pool Characteristics

      The  original  mortgages  or  assignments  of mortgage  for  substantially  all of the mortgage loans may have been or may be, at the sole discretion of the servicer,  recorded in the name of Mortgage Electronic  Registration  Systems,  Inc, or MERS, solely as nominee for the  originator  and its  successors  and  assigns,  and  subsequent  assignments  of  those mortgages  will be registered  electronically  through the MERS®  System.  For each of these mortgage  loans,  MERS will serve as mortgagee of record on the mortgage solely as a nominee in an  administrative  capacity on behalf of the trustee,  and does not have any interest in the mortgage loan.

      A portion of the mortgage loans may be buy-down loans.

      None  of  the  mortgage   loans  will  provide  for  deferred   interest  or  negative
amortization.

      Mortgage Rate Adjustments.

      Initial  Fixed-Rate  Periods.  The mortgage  rates on the  mortgage  loans will remain fixed for a certain period and thereafter  will adjust  semi-annually  or annually to a rate equal to the sum of  six-month  LIBOR or  one-year  LIBOR and a fixed  percentage,  which is called a note margin,  set forth in the related  mortgage note,  subject to the  limitations described in this term sheet supplement.

                                                S-20

      Initial  Interest-Only  Periods.  A portion  of the  mortgage  loans may  require  the related  borrowers to make monthly payments of accrued  interest,  but not principal,  for a certain period  following  origination,  which can range from three to ten years.  Borrowers on interest-only  mortgage loans will be required to pay an amount of principal and interest which will amortize the related mortgage loan over the remaining term of that mortgage loan.

      Monthly Payment  Adjustments.  The amount of the monthly payment on each mortgage will be  adjusted  annually  on the due date of the  month  following  the  month  in  which  the adjustment  date  occurs to equal the amount  necessary  to pay  interest or  principal  and interest  at the  then-applicable  mortgage  rate  and to  fully  amortize  the  outstanding principal  balance of each  mortgage loan over its remaining  term to stated  maturity.  The mortgage  loans will have various  adjustment  dates,  note margins and  limitations  on the mortgage rate adjustments.

      The  mortgage  rate  on each  mortgage  loan  may  not  increase  or  decrease  on any adjustment  date by more than a specified  percentage per annum which is called the periodic rate cap. The mortgage rate on a mortgage  loan may not exceed the maximum  mortgage rate or be less than the minimum  mortgage  rate  specified  for that  mortgage  loan in the related mortgage  note.  The minimum  mortgage rate for each mortgage loan will be equal to the note margin.  No mortgage  loan  provides  for  payment  caps on any  adjustment  date that would result in deferred interest or negative amortization.

      Interest Rate Indices.  The mortgage loans will generally adjust  semi-annually  based on the  six-month  LIBOR Index or adjust  annually  based on the one-year  LIBOR Index.  The six-month  LIBOR  index will be a per annum rate equal to the average of  interbank  offered rates for  six-months  U.S.  dollar  denominated  deposits  in the  London  market  based on quotations  of major  banks as  published  in The Wall Street  Journal and as most  recently available as of the date forty-five  days prior to the related  adjustment date or the first business day of the month  preceding the related  adjustment  date. The one-year LIBOR index will be a per annum rate equal to the average of interbank  offered  rates for one-year U.S.
dollar  denominated  deposits in the London  market  based on  quotations  of major banks as published  in The  Wall  Street  Journal  and as  most  recently  available  as of the  date forty-five days prior to the related  adjustment date or the first business day of the month preceding the related adjustment date.

      Each of the  six-month  LIBOR  index and  one-year  LIBOR index is referred to in this term sheet  supplement  as an index.  In the event that  six-month  LIBOR  index or one year
LIBOR is no longer  available,  an index  that is based on  comparable  information  will be selected by the servicer.

      The initial  mortgage rate in effect on a mortgage loan generally  will be lower,  and may be significantly  lower,  than the mortgage rate that would have been in effect based on the related  index and note  margin.  Therefore,  unless the related  index  declines  after origination  of a mortgage loan,  the related  mortgage rate will generally  increase on the first  adjustment  date  following  origination of such mortgage loan subject to the related periodic rate cap. The  repayment of the mortgage  loans will be dependent on the ability of the mortgagors to make larger monthly payments  following  adjustments of the mortgage rate.
Mortgage loans that have the same initial  mortgage rate may not always bear interest at the same mortgage rate because such mortgage loans may have different  adjustment dates, and the mortgage  rates  therefore may reflect  different note margins,  maximum  mortgage rates and minimum mortgage rates.

      As used in this term sheet supplement the remaining term to scheduled  maturity means, as of any date of determination  and with respect to any mortgage loan, the number of months equaling  the number of scheduled  monthly  payments  necessary  to reduce the  then-current outstanding  principal balance of that mortgage loan to zero, assuming the related mortgagor will  make  all  scheduled  monthly  payments  but  no  prepayments,  on the  mortgage  loan thereafter.

                                                S-21

Static Pool Information

      Current  static pool data with  respect to mortgage  loans  serviced by GMAC  Mortgage
Corporation  is available on the internet at  http://staticpool.gmacm.com  (the "Static Pool
Data").  Information  with  respect  to  prior  securitizations  of the "AR"  series  and/or related  vintage  originations  of  mortgage  loans that are similar to the  mortgage  loans included in this mortgage pool, based on underwriting  criteria and credit quality,  will be set forth therein.  Static Pool Data that relates to periods prior to January 1, 2006,  will not form  part of this term  sheet  supplement,  the base  prospectus,  or the  registration statement relating to the offered certificates.

      As used in the Static Pool Data, a loan is  considered to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any due date remains unpaid as of the close of business  on the last  business  day  immediately  prior to the next  following  monthly due date.  The  determination  as to whether a loan falls into this  category  is made as of the close of  business  on the last  business  day of each  month.  Grace  periods  and  partial payments do not affect these determinations.

      From time to time,  the  servicer  will  modify a  mortgage  loan,  recasting  monthly payments for delinquent  borrowers who have experienced  financial  difficulties.  Generally such  borrowers  make  payments  under the  modified  terms for a trial  period,  before the modifications  become final. During any such trial period,  delinquencies are reported based on the mortgage  loan's  original  payment  terms.  The trial period is designed to evaluate both a  borrower's  desire  to  remain in the  mortgaged  property  and,  in some  cases,  a borrower's capacity to pay a higher monthly payment  obligation.  The trial period generally may extend to up to six months before a modification  is finalized.  Once the  modifications become  final  delinquencies  are  reported  based on the  modified  terms.  Generally  if a borrower  fails  to make  payments  during a trial  period,  the  mortgage  loan  goes  into foreclosure.  Historically,  the  servicer  has not  modified a material  number of mortgage loans in any pool.  Furthermore,  the rating agencies rating the certificates impose certain limitations on the ability of the servicer to modify loans.

      Charge offs are taken only when the servicer has  determined  that it has received all payments or cash  recoveries  which the servicer  reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

      There can be no assurance that the delinquency  and  foreclosure  experience set forth in the Static Pool Data will be  representative  of the results that may be experienced with respect to the mortgage loans included in the trust.

Non-Recordation of Assignments; Possession of Mortgages

      The seller will not be required to record  assignments of the mortgages to the trustee in the real property  records of the states in which the related  mortgaged  properties  are located.  Other than with respect to the mortgage loans  recorded in the name of MERS,  GMAC
Mortgage  Corporation will retain record title to the mortgages on behalf of the trustee and the  certificateholders.  Although the  recordation  of the  assignments of the mortgages in favor of the  trustee is not  necessary  to effect a transfer of the  mortgage  loans to the trustee,  if GMAC Mortgage  Corporation were to sell, assign,  pledge,  satisfy or discharge any mortgage loan prior to the recording,  if any, of the related assignment in favor of the trustee and in some cases even after the  recordation of any related  assignment,  the other parties  to the  sale,  assignment,  satisfaction,  pledge,  or  discharge  may have  rights superior to those of the trustee.  In a small number of states,  including  Florida,  in the absence of recordation of the  assignments of the mortgages,  the transfer to the trustee of the mortgage loans may not be effective  against  certain  creditors or purchasers  from the seller or a trustee in bankruptcy thereof.  If those other parties,  creditors or purchasers
have  rights  to  the   mortgage   loans  that  are   superior  to  those  of  the  trustee,
certificateholders  could lose the right to future payments of principal and interest to the extent that those rights are not  otherwise  enforceable  in favor of the trustee  under the applicable mortgage documents.

                                                S-22

      The trustee will not have  physical  possession  of the mortgage  notes related to the mortgage loans in the trust. Instead,  GMAC Bank, in its capacity as custodian,  will retain possession  of the  mortgage  notes,  which  may be  endorsed  in blank and not  stamped  or otherwise  marked to reflect the assignment to the trustee.  If a subsequent  purchaser were able  to  take  physical  possession  of  the  mortgage  notes  without  knowledge  of  that assignment,  the interests of the trustee in the mortgage  loans could be defeated.  In that event, distributions to certificateholders may be adversely affected.

Primary Mortgage Insurance and Primary Hazard Insurance

      Each mortgage loan is required to be covered by a standard  hazard  insurance  policy, which is referred to as a primary hazard insurance policy.  In addition,  to the best of the depositor's  knowledge,  each mortgage loan with a  loan-to-value  ratio at  origination  in excess of 80% will be insured by a primary mortgage  insurance policy,  which is referred to as a primary  insurance  policy,  covering  the  portion  of the  principal  balance  of the mortgage  loan that  exceeds  80% of the  value of the  property.  Substantially  all of the primary insurance  policies were issued by Genworth Mortgage Insurance  Corporation,  United
Guaranty  Residential  Insurance Company,  Radian Guaranty Inc., PMI Mortgage Insurance Co.,
Mortgage Insurance Guaranty  Corporation,  Triad Guaranty Insurance  Corporation or Republic
Mortgage  Insurance Co., which  collectively are the primary insurers.  Each primary insurer has a claims  paying  ability  currently  acceptable  to the rating  agencies that have been requested to rate the certificates;  however, there is no assurance as to the actual ability of any primary insurer to pay claims.  See "Insurance Policies on Loans" in the prospectus.

Underwriting Standards

      GMAC Mortgage Corporation's  underwriting standards with respect to the mortgage loans generally  will  conform to those  published  in GMAC  Mortgage  Corporation's  underwriting guidelines.  The  underwriting  standards  as  set  forth  in  GMAC  Mortgage  Corporation's underwriting  guidelines  are  continually  revised  based on  prevailing  conditions in the residential mortgage market and the market for mortgage securities.

      The  underwriting  standards  set forth in GMAC  Mortgage  Corporation's  underwriting guidelines  with respect to mortgage  loans  originated or acquired  under the GMAC Mortgage
Jumbo  Adjustable Rate Loan Programs  provide for varying levels of  documentation.  For the
"Standard"  documentation  loan program,  a  prospective  borrower is required to complete a detailed  application  providing  pertinent credit information.  The application  contains a description of borrower's assets and liabilities and a statement of income and expenses,  as well as an  authorization  to apply for a credit  report  which  summarizes  the  borrower's credit  history  with  merchants  and lenders  and any record of  bankruptcy.  In  addition, employment  verification  is obtained  which reports the  borrower's  current salary and may contain the length of  employment  and an  indication  as to whether it is expected that the borrower  will  continue  such  employment  in the  future.  If a  prospective  borrower  is self-employed  or if income is received from  dividends and interest,  rental  properties or other  income which can be verified  from tax returns,  the borrower may also be required to submit  copies of  signed  tax  returns.  In  addition,  the  borrower  may be  required  to authorize  verification  of  deposits  at  financial  institutions  where the  borrower  has accounts.

                                                S-23

      Loan  applications  for jumbo loans for loan amounts or combined loan amount less than
$850,000  originated  or  purchased  by GMAC  Mortgage  Corporation  may be  submitted to an
automated   underwriting  system.  GMAC  Mortgage  Corporation  uses  Fannie  Mae's  Desktop
Underwriter  program,  or DU,  or  Freddie  Mac's  Loan  Prospector  program,  or LP.  These automated  underwriting systems were developed by Fannie Mae and Freddie Mac and are used to underwrite  conventional,  governmentally-insured  and  jumbo  loans  based  on  established guidelines.  Loans that receive an "Approve/Eligible" or an  "Approve/Ineligible"  only as a result of  parameters  acceptable  under the specific  product  that do not meet  conforming eligibility  guidelines  in  connection  with DU or "Accept  Plus" or "Accept" in connection with LP are  considered  loans  eligible  for  origination  or  purchase  by  GMAC  Mortgage
Corporation and may follow reduced income and asset  documentation as noted on the automated underwriting  finding report. This streamlined  documentation  alternative does not apply to loan amounts and combined loan amounts  exceeding  $850,000.  Loan amounts and combined loan amounts  over  $850,000 are not eligible for  submission  to automated  underwriting  or the reduced  documentation  process.  The  automated  underwriting  system is not used as a loan decision tool but, instead, is used only as a reduced documentation  alternative for certain qualifying  mortgage loans,  and jumbo loans are generally  subjected to a manual review via the approved delegated underwriting authority.

      Recently,   GMAC  Mortgage   Corporation   has  instituted  a  proprietary   automated
underwriting  decision engine for selected jumbo adjustable rate mortgage  products (the "AU
Engine").  The AU Engine  provides  recommendations  on selected GMAC  Mortgage  Corporation jumbo  adjustable  rate mortgage  products and provides the ability to validate  loans using the AU Engine "Approve" recommendation.

      The AU Engine  delivers a full  underwriting  decision  that  includes  GMAC  Mortgage
Corporation's  product guidelines and customized  findings  messages.  Loans that receive an
"Approve"  recommendation  from the  AU Engine  will be considered as having a GMAC Mortgage
Corporation  automated  conditional  approval  and will  follow the  findings  documentation report supplied by the AU Engine for all  documentation  requirements.  Loans that receive a
"Refer"  recommendation from the AU Engine may not follow the findings  documentation report requirements.  Instead,  a full manual  underwrite  must be  completed  to  validate  proper documentation requirements.

      In determining the adequacy of the mortgaged property as collateral,  an appraisal may be required of each property  considered for financing.  Such appraisals may be performed by
appraisers   independent   from  or  affiliated  with  GMAC  Mortgage   Corporation  or  its
affiliates.  Such  appraisals,  however,  will not establish  that the mortgaged  properties provide  assurance of repayment of the mortgage  loans.  The appraiser is required to verify that property is in good condition and that  construction,  if new, has been completed.  The appraisal is based on various  factors,  including the market value of comparable  homes and the cost of replacing the improvements.  For existing  properties,  if the appraisal is more than 120 days old but less than 180 days old, the original  appraiser  must certify that the value has not  declined.  If the  appraisal  is more than 180 days old, a new  appraisal  is required.  For new  construction  or  construction-to-permanent  loans,  if the appraisal is more than 180 days old but less than 360 days old, the original  appraiser must certify that the  value has not  declined.  The  re-certification  must be dated  within  180 days of the settlement  or  closing.  If the  appraisal  is more than 360 days old, a new  appraisal  is required.  To the extent that the  appraised  value of a mortgaged  property  declines  over time, the actual  loan-to-value ratio with respect to such mortgage loan will be higher than the loan-to-value ratio derived at the time of origination of such mortgage loan.

      Once all applicable employment,  credit, asset and property information is received, a determination is made as to whether the prospective  borrower has sufficient  monthly income available to meet the  borrower's  monthly  obligations  on the proposed  mortgage  loan and other expenses  related to the home (such as property taxes and hazard  insurance) and other financial obligations and monthly living expenses.

                                                S-24

      Under  GMAC  Mortgage  Corporation's  underwriting  guidelines,   loans  may  also  be
originated under the "Relocation" or "Relocation-VIP"  documentation  programs.  Under these programs,  certain items  described  above are verified using  alternative  sources.  In the case of  "Relocation"  documentation,  a signed  employer  relocation  verification  form is acceptable  in lieu of a paystub.  The  "Relocation-VIP"  program  does not  require  income verification, however, eligible borrowers must have a minimum annual base salary of $75,000.

      Loans  may  also  be  originated  under  GMAC  Mortgage   Corporation's   underwriting
guidelines  under the  "Stated  Income,"  a no income  verification  for  self-employed  and salaried  borrowers.  For these loans, a credit check,  an appraisal,  and  verification  of sufficient  assets is required.  These loans  generally will not exceed a 80%  loan-to-value ratio on primary residences and a 70% loan-to-value ratio on second homes.

      GMAC Mortgage Corporation's  underwriting  guidelines also provide for loans under its
"Select"  program to  employees  and  retirees of General  Motors  Corporation,  or GM. Such loans are made to  executives  of GM or  affiliates  of GM,  dealer  principals  and general managers  with a minimum  annual  base salary of $75,000 or to GM or GM  affiliate  retirees with a minimum  base  retirement  annual  income of $60,000.  In  addition,  "Super  Select"
processed loans are made to executives of GM or affiliates of GM and dealer  principals with a minimum  annual  base  salary of  $200,000.  For both  "Select"  and "Super  Select"  loan programs,  no income and no asset  verification  is  required.  A full  appraisal  is always required on all loan transactions,  whether it is a purchase or refinance.  Underwriting for both  "Select"  and "Super  Select" is subject to a maximum  loan-to-value  ratio of 80% for primary  residences  and second  homes on purchase and rate & term  refinance  transactions.
For the  "Select"  program,  no  equity  refinances  are  permitted  on  second  homes.  The loan-to-value  ratio for the "Super Select" program is based on the appraised  value. On the
"Select" program, a full appraisal is always required on all transactions.  For example,  if the combined  loan amount  exceeds  $850,000 or if the loan is an equity  refinance  loan, a full  appraisal  of the property is required.  In addition to the  loan-to-value  and salary requirements described above,  generally,  borrower eligibility under the "Select" or "Super
Select"  documentation  program may be determined by use of a credit scoring model, which in most cases requires a minimum credit score of 680.

      The  underwriting  standards  set forth in GMAC  Mortgage  Corporation's  underwriting guidelines  with  respect  to  mortgage  loans  originated  under  the GMAC  Mortgage  Jumbo
Adjustable  Rate  Loan  Programs  may  be  varied  in  appropriate  cases.  There  can be no assurance  that  every  mortgage  loan was  originated  in  conformity  with the  applicable underwriting  standards in all material respects,  or that the quality or performance of the mortgage loans will be equivalent under all circumstances.

      GMAC Mortgage Corporation's  underwriting standards include a set of specific criteria pursuant to which the  underwriting  evaluation is made.  However,  the  application of GMAC
Mortgage  Corporation's  underwriting  standards does not imply that each specific criterion was satisfied  individually.  Rather, a mortgage loan will be considered to be originated in accordance  with a given set of underwriting  standards if, based on an overall  qualitative evaluation,  the loan is in substantial  compliance with those underwriting  standards.  For example,  a mortgage loan may be considered to comply with a set of underwriting  standards, even if one or more specific  criteria  included in those  underwriting  standards  were not satisfied,  if other factors  compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

                                                S-25

Representations and Warranties

      Pursuant  to the  mortgage  loan  purchase  agreement,  the seller  will make  certain representations  and warranties to the depositor  concerning the mortgage  loans,  which the depositor,  in turn, will assign to the trustee.  The  representations and warranties of the seller  include,  among other things,  that as of the closing date or such other date as may be specified below:

            (a)   The information set forth in the mortgage loan schedule is true,  complete and correct in all material respects as of the cut-off date;

            (b)   Each  mortgage  creates  a first  lien on an  estate  in fee  simple  or a leasehold  interest in real  property  securing the related  mortgage  note,  free and clear of all adverse  claims,  liens and  encumbrances  having priority over the first lien of the mortgage subject only to certain permitted exceptions;

            (c)   No mortgage  loan has been 30 or more days past due at any time during the
      12 month period prior to the cut-off  date.  As of the cut-off  date, no mortgage loan was 30 or more days past due and has not been dishonored;  there are no defaults under the terms of any mortgage  loan;  and the seller has not advanced  funds,  or induced, solicited  or  knowingly  received  any  advance of funds from a party  other than the owner of the mortgaged property subject to any mortgage,  directly or indirectly,  for the payment of any amount required by the related mortgage loan;

            (d)   There are no  delinquent  taxes which are due and payable,  ground  rents, assessments or other outstanding charges affecting any mortgaged property;

            (e)   No  mortgage  note or the  related  mortgage  is  subject  to any right of rescission,  set-off,  counterclaim  or defense,  including the defense of usury,  nor will the operation of any of the terms of the mortgage  note and the mortgage,  or the exercise of any right thereunder,  render the mortgage note or mortgage unenforceable, in whole or in part, or subject to any right of rescission,  set-off,  counterclaim or defense,  including the defense of usury,  and no such right of  rescission,  set-off, counterclaim or defense has been asserted with respect thereto;

            (f)   All  buildings  upon each  mortgaged  property  are insured by a generally
      acceptable   insurer   pursuant  to  standard  hazard   policies   conforming  to  the
      requirements of Fannie Mae and Freddie Mac;

            (g)   Any and all  requirements  of any federal,  state or local law  including, without  limitation,  usury,  truth-in-lending,  real  estate  settlement  procedures, consumer credit protection,  equal credit opportunity or disclosure laws applicable to each mortgage loan have been complied with in all material respects;

            (h)   No mortgage has been satisfied,  canceled or subordinated,  in whole or in part, or rescinded,  and the related mortgaged property has not been released from the lien of the mortgage,  in whole or in part nor has any  instrument  been executed that
      would  effect  any  such  satisfaction,   release,   cancellation,   subordination  or
      rescission;

            (i)   Each mortgage  note and the related  mortgage are original and genuine and each is the legal, valid and binding  obligation of the maker thereof,  enforceable in all respects in accordance with its terms subject to bankruptcy,  insolvency and other laws of general application affecting the rights of creditors;

                                                S-26

            (j)   Immediately  prior to the transfer and  assignment  to the  depositor,  no mortgage note or mortgage was subject to an  assignment or pledge,  and the seller had good and  marketable  title to and was the sole  owner  thereof  and had full right to transfer  and  sell  the  mortgage  loan  to  the  depositor  free  and  clear  of any encumbrance, equity, lien, pledge, charge, claim or security interest;

            (k)   Each  mortgage  loan is covered by a lender's  title  insurance  policy or
      other  generally   acceptable  form  of  policy  of  insurance,   with  all  necessary
      endorsements,  issued by a title insurer  qualified to do business in the jurisdiction where the related mortgaged property is located;

            (l)   To the  seller's  knowledge,  there is no default,  breach,  violation  or event of  acceleration  existing  under any  mortgage  or  mortgage  note and no event which,  with the  passage of time or with  notice and the  expiration  of any grace or cure  period,  would  constitute  a default,  breach,  violation  or event  permitting acceleration;  and neither the seller nor any prior  mortgagee has waived any default, breach, violation or event permitting acceleration;

            (m)   To the seller's knowledge,  there are no mechanics liens, or similar liens or claims which have been filed for work,  labor or material  affecting  any mortgaged property  which  are or may be liens  prior  to or  equal  to the lien of the  related mortgage; and

            (n)   To the seller's  knowledge,  each mortgaged property at origination of the related  mortgage  loan was and  currently  is free of  damage  and  waste  and to the seller's  knowledge,  at  origination  of the  mortgage  loan  there  was,  and  there currently is, no proceeding pending for the total or partial condemnation thereof.

      Upon  discovery  by the  seller,  the  depositor  or the  trustee  of a breach  of any representation  or warranty  set forth  above which  materially  and  adversely  affects the interests of the  certificateholders in any mortgage loan, the party discovering such breach is required to give prompt written  notice to the others.  The seller shall have a period of
90 days from the  earlier  of its  discovery  or its  receipt  of notice of any such  breach within which to correct or cure a breach of any  representation or warranty it has made with respect to a mortgage  loan.  If any such breach cannot be corrected or cured within such 90 day period,  the seller  shall,  not later than 90 days of its  discovery  or its receipt of notice of such  breach,  repurchase  the  affected  mortgage  loan at the  related  purchase price.  The seller will have the option to  substitute  one or more  mortgage  loans for any mortgage  loan that it is required to repurchase  if the  substitute  mortgage loan or loans satisfy the  requirements for substitute  mortgage loans as described under  "Description of the Securities-Limited Right of Substitution" in the prospectus.

      The seller will be required to  repurchase  or  substitute  for a mortgage loan if the substance  of a  representation  or  warranty  made  by it has  been  breached,  even if the representation  or warranty made by it has been  qualified to such party's  knowledge.  Upon any  substitution  for a mortgage loan, the  representations  and warranties set forth above shall  be  deemed  to be  made  as to  any  substitute  mortgage  loan  as of  the  date  of substitution.  The  obligations  of the seller to cure,  repurchase  or  substitute  for any mortgage loan shall constitute the certificateholders'  sole and exclusive remedy respecting a breach of any representations or warranties with respect to the mortgage loans.

Billing and Payment Procedures

      Mortgage loans require  monthly  payments with the majority of the payments due on the
1st of the  month.  Most  mortgage  loans  have a 10-15 day grace  period  each  month.  The servicer  sends  monthly  invoices  or  annual  coupon  books to  borrowers  to  prompt  the collection  of the  outstanding  payments.  Borrowers  may elect for monthly  payments to be deducted  automatically  from  bank  accounts  on the  same  day  every  month  or may  take

                                                S-27

advantage of on demand ACH  payments  made over the  internet or via phone.  Borrowers  also have the opportunity to accelerate the  amortization of their loan by enrolling in a program to deduct half of each month payment every other week.

                                                S-28

                              Description of the Certificates

General

      The trust will issue  certificates  pursuant to the pooling and  servicing  agreement.
The certificates  consist of certain  publicly  offered classes of  certificates,  which are referred to  collectively  as the offered  certificates,  and one or more classes of Class B
Certificates  which are not publicly  offered.  The various classes of Class A  Certificates are referred to  collectively  as the Class A  Certificates.  The various classes of Class R
Certificates  are referred to  collectively as the Class R, or Residual,  Certificates.  The
various  classes of Class A and Class R  Certificates  are referred to  collectively  as the
Senior  Certificates.  In addition to the Senior  Certificates,  except as is otherwise  set forth in any final term sheet supplement for that series,  each series of certificates  will include  six  classes of  subordinate  certificates  which are  designated  as the Class M-1
Certificates,  Class M-2  Certificates,  Class  M-3  Certificates,  Class B-1  Certificates,
Class B-2  Certificates  and  Class B-3  Certificates,   collectively  referred  to  as  the
subordinated   certificates.   See   "Glossary"  in  the  prospectus  for  the  meanings  of
capitalized terms and acronyms not otherwise defined in this term sheet supplement.

      The certificates of any series will evidence the entire beneficial  ownership interest in the related trust.  For any series, the trust will consist of:

o     the  mortgage  loans,  excluding  scheduled  payments  due in the month of the cut-off date, transferred to that trust;

o     the assets that are from time to time are  identified  as  deposited in respect of the mortgage  loans  transferred  to that trust in the Custodial  Account and in the
            Payment Account and belonging to the trust;

o     property  acquired  by  foreclosure  of the  mortgage  loans  or by  deed  in  lieu of foreclosure;

o     any applicable primary insurance policies and primary hazard insurance policies; and

o     all proceeds of any of the foregoing.

      Except as is otherwise set forth in the  prospectus  supplement  for that series,  the
Senior  Certificates,  other than the  Class R  Certificates,  and the Class M  Certificates
identified in the final term sheet for any class of offered  certificates  will be available only in book-entry form through facilities of The Depository Trust Company,  or DTC, and are collectively referred to as the DTC registered certificates.

      The DTC  registered  certificates  of any series  will be  represented  by one or more certificates  registered  in the name of Cede & Co., as the  nominee of DTC.  No  beneficial owner will be entitled to receive a certificate of any class in fully  registered form, or a
definitive   certificate,   except  as  described  in  this  term  sheet   supplement  under
"-Book-Entry Registration of Certain of the Offered  Certificates-Definitive  Certificates."
Unless and until  definitive  certificates  are issued for the DTC  registered  certificates under the limited circumstances described in this term sheet supplement:

o           all  references to actions by  certificateholders  with respect to the DTC  registered certificates  shall  refer to actions  taken by DTC upon  instructions  from its participants; and

                                                S-29

o           all references in this term sheet supplement to distributions,  notices, reports and  statements  to  certificateholders  with  respect  to  the  DTC  registered certificates  shall refer to distributions,  notices,  reports and statements to
            DTC or Cede & Co., as the registered holder of the DTC registered  certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

Glossary of Terms

      The  following  terms are given the  meanings  shown below to help  describe  the cash flows on the certificates:

      Accrued  Certificate  Interest - With respect to any distribution  date and each class of  certificates,  an amount equal to interest  accrued during the related  Interest Accrual
Period  on the  Certificate  Principal  Balance  of that  class  immediately  prior  to that
distribution  date  at  the  then-applicable   related   Pass-Through  Rate,  less  interest
shortfalls,  if any,  allocated thereto for that distribution date to the extent not covered with respect to the Senior  Certificates  by the  subordination  provided by the Subordinate
Certificates and, with respect to the Class M  Certificates to the extent not covered by the subordination  provided  by the  Class B  Certificates  and any class or  classes of Class M
Certificates having a lower payment priority, including in each case:

            (1)   any  Prepayment  Interest  Shortfalls  for the  related  loan group to the extent not covered by the servicer as described  in this term sheet  supplement  under
      "Description of the Certificates-Interest Distributions";

            (2)   the  interest  portions  of Realized  Losses for the  related  loan group, including  Excess  Special  Hazard  Losses,  Excess Fraud  Losses,  Excess  Bankruptcy
      Losses, and Extraordinary Losses not allocated through subordination;

            (3)   the  interest  portion  of any  Advances  that were made with  respect  to delinquencies for the related loan group that were ultimately  determined to be Excess
      Special Hazard Losses,  Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary
      Losses; and

            (4)   any other  interest  shortfalls  for the  related  loan  group,  including interest  shortfalls  relating to the Servicemembers  Civil Relief Act, referred to in this term sheet  supplement as the Relief Act, or similar  legislation or regulations, all allocated as described below.

      The portion of any such reduction  allocated to the Subordinate  Certificates  will be based on the related  Subordinate  Component  and will be  allocated  among the  Subordinate
Certificates  in proportion to the amounts of Accrued  Certificate  Interest that would have been  payable  absent  those  reductions.  The  remainder  of any  such  reductions  will be allocated among the holders of the related  classes of Senior  Certificates in proportion to the respective amounts of Accrued Certificate  Interest that would have been payable on that distribution  date  absent  these  reductions.  In the  case of each  class  of  Subordinate
Certificates,  Accrued  Certificate  Interest  on that class will be further  reduced by the allocation of the interest  portion of certain losses  thereto,  if any, as described  below under "-Allocation of Losses;  Subordination."  Accrued  Certificate  Interest on each class of  Senior  Certificates  will be  distributed  on a pro  rata  basis.  Accrued  Certificate
Interest  on each  class of  certificates  is  calculated  on the  basis of a  360-day  year consisting of twelve 30-day months.

      Aggregate  Subordinate  Percentage  - With  respect  to  any  distribution  date,  the percentage  equivalent  of a fraction the  numerator of which is the  aggregate  Certificate
Principal  Balance of the Subordinate  Certificates  immediately  prior to that distribution date and the denominator of which is the aggregate Stated Principal  Balance of the mortgage loans immediately prior to that distribution date.

                                                S-30

      Available  Distribution  Amount - With respect to each loan group and any distribution date, an amount equal to:

o     the aggregate  amount of scheduled  payments on the related  mortgage loans due on the related due date and  received on or prior to the  related  determination  date, after deduction of the related  servicing fees and the expenses,  if any, of the trustee in connection with the transfer of servicing  following a default by the servicer,  to the extent not paid by the servicer,  which will be in the amounts set forth in the pooling and servicing agreement;

o     all unscheduled  payments,  including  mortgagor  prepayments on the related  mortgage loans,  Insurance  Proceeds,  Liquidation  Proceeds,  Subsequent  Recoveries and
            proceeds from  repurchases of and  substitutions  for the related mortgage loans occurring  during  the  preceding  calendar  month or, in the case of  mortgagor prepayments  in full,  received by the  servicer  during the related  Prepayment
            Period; and

o     all Advances in respect of the related mortgage loans made for that distribution date;

in each case net of amounts reimbursable therefrom to the servicer.

      In addition to the foregoing  amounts,  with respect to unscheduled  collections,  not including  mortgagor  prepayments,  the servicer may elect to treat such amounts as included in the  related  Available  Distribution  Amount for the  distribution  date in the month of receipt,  but is not  obligated to do so. As described in this term sheet  supplement  under
"-Principal  Distributions  on the Senior  Certificates,"  any amount with  respect to which such  election  is so made shall be treated as having  been  received on the last day of the preceding  calendar  month for the  purposes  of  calculating  the amount of  principal  and interest  distributions  to any class of  certificates.  With  respect  to any  distribution date, the due date is the first day of the month in which that  distribution date occurs and the  determination  date is the 15th day of the month in which that distribution date occurs or, if that day is not a business day, the immediately succeeding business day.

      Certificate  Principal  Balance - With respect to any offered  certificates  and as of any date of determination,  an amount equal to the initial Certificate  Principal Balance of that  certificate,  reduced by the  aggregate  of (a) all  amounts  allocable  to  principal previously  distributed  with  respect to that  certificate  and (b) any  reductions  in the
Certificate  Principal  Balance of that  certificate  deemed to have  occurred in connection with allocations of Realized Losses in the manner  described in this term sheet  supplement;
provided,  that the  Certificate  Principal  Balance of each class of  certificates to which
Realized  Losses have been  previously  allocated  shall be increased,  sequentially  in the order of payment priority, by the amount of Subsequent Recoveries,  but not by more than the amount of  Realized  Losses  previously  allocated  to  reduce  such  Certificate  Principal
Balance;  provided,  further,  that, after the Certificate Principal Balances of the Class B
Certificates  have been reduced to zero, the Certificate  Principal  Balance of the class of
Class M  Certificates   outstanding  with  the  lowest  payment  priority  shall  equal  the percentage  interest  evidenced  thereby  multiplied  by the  excess,  if  any,  of (1)  the then-aggregate  Stated  Principal  Balance  of  all of  the  mortgage  loans  over  (2)  the then-aggregate  Certificate  Principal  Balance of all other  classes of  certificates  then outstanding.

      Class M  Percentage  - With  respect  to each class of  Class M  Certificates  and any distribution date, the percentage equal to the Certificate  Principal Balance of the related

                                                S-31

class of Class M  Certificates  immediately  prior to that  distribution date divided by the aggregate Stated Principal  Balance of all of the mortgage loans  immediately  prior to that distribution date.

      Credit  Support  Depletion Date - The first  distribution  date on which the aggregate
Certificate Principal Balance of the Subordinate Certificates has been reduced to zero.

      Eligible  Funds - On any  distribution  date,  the portion,  if any, of the  Available
Distribution  Amount for a loan group  remaining  after  reduction by the sum of the related
Senior Interest  Distribution  Amount,  the related Senior  Principal  Distribution  Amount, determined  without  regard to clause (4)  of its  definition,  and the aggregate  amount of
Accrued  Certificate  Interest on the Class M,  Class B-1 and Class B-2  Certificates to the
extent such Accrued Certificate Interest is derived from such loan group.

      Excess Bankruptcy Losses - Bankruptcy Losses in excess of the Bankruptcy Amount.

      Excess Fraud Losses - Fraud Losses in excess of the Fraud Loss Amount.

      Excess  Special  Hazard Losses - Special Hazard Losses in excess of the Special Hazard
Amount.

      Excess  Subordinate  Principal Amount - With respect to any distribution date on which the Certificate  Principal  Balance of the most subordinate class or classes of certificates then  outstanding is to be reduced to zero and on which Realized  Losses are to be allocated to that class or those  classes,  the amount,  if any, by which (1) the  amount of principal that would  otherwise be  distributable  on that class or those classes of  certificates  on that distribution date is greater than (2) the excess, if any, of the aggregate  Certificate
Principal  Balance of that class or those classes of certificates  immediately prior to that distribution  date over the  aggregate  amount of Realized  Losses to be  allocated  to that class or those classes of certificates  on that  distribution  date. The Excess  Subordinate
Principal  Amount will be  allocated  between the Senior  Certificates  related to each loan group on a pro rata basis in accordance  with the amount of Realized  Losses on the mortgage loans in the related loan group allocated to the certificates on that distribution date.

      Final Disposition - With respect to a defaulted  mortgage loan, a Final Disposition is deemed to have  occurred  upon a  determination  by the  servicer  that it has  received all
Insurance  Proceeds,  Liquidation  Proceeds and other payments or cash recoveries  which the servicer  reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

      Interest  Accrual Period - With respect to each class of offered  certificates and any distribution  date, the calendar month preceding the month in which that  distribution  date occurs.

      Net Mortgage  Rate - With respect to each  mortgage  loan,  the related  mortgage rate minus 0.250%, which is the rate at which the servicer's servicing fee accrues.

      Pass-Through  Rate - With  respect  to  each  class  of  Senior  Certificates  and any distribution  date,  a per annum rate  equal to the  applicable  Senior  Net WAC Rate.  With respect to each class of Subordinate  Certificates and any  distribution  date, the weighted average  of  each  of the  Senior  Net WAC  Rates,  weighted  on the  basis  of the  related
Subordinate Component.

      Prepayment Period - With respect to each  distribution  date, the period commencing on the 16th day of the month prior to that  distribution date and ending on the 15th day of the month in which that distribution date occurs.

                                                S-32

      Senior Accelerated  Distribution  Percentage - With respect to the Senior Certificates related  to  each  loan  group  and  any  distribution  date  occurring  on  or  before  the distribution  date occurring  seven years after the closing date,  100%. With respect to the
Senior  Certificates in each loan group for any distribution  date occurring after the first seven years following the closing date will be as follows:

o     for any  distribution  date during the eighth year after the closing date, the related
            Senior   Percentage  for  that   distribution  date  plus  70%  of  the  related
            Subordinate Percentage for that distribution date;

o     for any  distribution  date during the ninth year after the closing date,  the related
            Senior   Percentage  for  that   distribution  date  plus  60%  of  the  related
            Subordinate Percentage for that distribution date;

o     for any  distribution  date during the tenth year after the closing date,  the related
            Senior   Percentage  for  that   distribution  date  plus  40%  of  the  related
            Subordinate Percentage for that distribution date;

o     for any  distribution  date  during the  eleventh  year after the  closing  date,  the related  Senior  Percentage for that  distribution  date plus 20% of the related
            Subordinate Percentage for that distribution date; and

o     for  any  distribution  date  thereafter,  the  related  Senior  Percentage  for  that distribution date.

      Notwithstanding  the  preceding  paragraphs,  no  decrease  in the Senior  Accelerated
Distribution  Percentage  for a loan group will occur unless the Step Down Test is satisfied on that distribution date.

      However,  if on any  distribution  date  occurring on or after the  distribution  date occurring  seven  years  after the  closing  date,  the Senior  Percentage  for a loan group exceeds the related initial Senior Percentage,  the related Senior Accelerated  Distribution
Percentage for that distribution date will once again equal 100%.

      Notwithstanding  the  foregoing,  if on any  distribution  date, the Two Times Test is satisfied,  the Senior  Accelerated  Distribution  Percentage for each loan group will equal
(a) prior to the distribution date occurring three years after the first  distribution date, the related Senior Percentage plus 50% of the related  Subordinate  Percentage and (b) on or after the  distribution  date occurring three years after the first  distribution  date, the related Senior Percentage for that date.

      Upon  reduction  of the  Certificate  Principal  Balances  of the Senior  Certificates
related to a loan group to zero,  the Senior  Accelerated  Distribution  Percentage for that group of Senior Certificates will equal 0%.

      Senior  Interest  Distribution  Amount  - With  respect  to each  loan  group  and any distribution  date, the aggregate amount of Accrued  Certificate  Interest to be paid to the holders of the related Senior  Certificates as interest  distributions for that distribution date.

      Senior Net WAC Rate - With  respect to any class of Senior  Certificates,  a per annum rate equal to the weighted  average of the Net Mortgage  Rates of the mortgage  loans in the loan group related to such class of Senior Certificates.

                                                S-33

      Senior  Percentage - With respect to each loan group and any  distribution  date,  the percentage equal to the lesser of (x) the  aggregate  Certificate  Principal  Balance of the related  Senior  Certificates  immediately  prior to that  distribution  date divided by the aggregate  Stated  Principal  Balance  of all of the  mortgage  loans  in  that  loan  group immediately  prior to that distribution date and (y) 100%;  provided,  however,  that on any distribution  date on which  the  aggregate  Certificate  Principal  Balance  of the  Senior
Certificates  related to three of the four loan groups have been reduced to zero, the Senior
Percentage of the remaining Senior  Certificates  will equal the lesser of (x) the aggregate
Certificate  Principal Balance of the related Senior Certificates  immediately prior to that distribution  date divided by the aggregate Stated Principal  Balance of all of the mortgage loans immediately prior to that distribution date and (y) 100%.

      Senior  Principal  Distribution  Amount - With  respect  to each  loan  group  and any distribution date, the lesser of:

      (a)   the balance of the related  Available  Distribution  Amount  remaining after the related Senior Interest Distribution Amount has been distributed; and

      (b)   the sum of:

            (1)   the product of (A) the  then-applicable  related Senior Percentage and (B)
      the aggregate of the following amounts:

o     the principal  portion of all scheduled monthly payments on the related mortgage loans due on the  related due date,  whether or not  received on or prior to the related  determination  date,  less the principal  portion of Debt Service
                  Reductions  on the  related  mortgage  loans,  which  together  with other
                  Bankruptcy Losses are in excess of the Bankruptcy Amount;

o     the  principal  portion of all proceeds of the  repurchase  of a mortgage  loan in the
                  related   loan  group  or,  in  the  case  of  a   substitution,   amounts
                  representing  a  principal  adjustment,  as  required  by the  pooling and servicing agreement during the preceding calendar month; and

o     the principal portion of all other unscheduled  collections received in respect of the mortgage  loans in the related  loan group during the  preceding  calendar month  or,  in the  case of  mortgagor  prepayments  in full,  during  the
                  related  Prepayment   Period,   other  than  full  and  partial  mortgagor
                  prepayments   and  any  amounts   received  in  connection  with  a  Final
                  Disposition  of a mortgage  loan in the related  loan group  described  in clause (2) below, to the extent applied as recoveries of principal;

            (2)   in  connection  with  the  Final  Disposition  of a  mortgage  loan in the related loan group (x) that occurred in the preceding  calendar month and (y) that did not  result  in  any  Excess  Special  Hazard  Losses,  Excess  Fraud  Losses,  Excess
      Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

o     the  then-applicable  related Senior Percentage of the Stated Principal Balance of the
                  mortgage loan; and

o     the then-applicable related Senior Accelerated  Distribution Percentage of the related unscheduled  collections,  including  Insurance  Proceeds and  Liquidation
                  Proceeds, to the extent applied as recoveries of principal;

                                                S-34

            (3)   the then-applicable related Senior Accelerated  Distribution Percentage of the aggregate of all partial mortgagor  prepayments made by the respective  mortgagors of the mortgage  loans in the related loan group during the preceding  calendar  month and, all full mortgagor  prepayments made by the respective mortgagors of the mortgage loans in the related loan group during the related Prepayment Period;

            (4)   any related  Excess  Subordinate  Principal  Amount for that  distribution date  related  to  Realized  Losses  on  mortgage  loans in the  related  loan  group;
      provided,  that  distributions  under this clause (4) shall only be made to the extent of Eligible  Funds for the  related  loan group (as  described  in the  definition  of
      Eligible Funds) on any distribution date; and

            (5)   any amounts  allocable to principal  for any  previous  distribution  date calculated pursuant to clauses (1) through (3) above that remain  undistributed to the extent that any of those amounts are not  attributable  to Realized  Losses which were allocated to the Subordinate Certificates.

      The Senior  Principal  Distribution  Amount for a loan group may also be  increased by amounts received as described under "-Limited Cross-Collateralization" below.

      In no event will the  Senior  Principal  Distribution  Amount for a loan group be less than zero or greater than the aggregate  outstanding  Certificate  Principal  Balance of the related Senior Certificates.

      Step  Down  Test  -  Any  scheduled   reduction  to  the  related  Senior  Accelerated
Distribution Percentage shall be made as of any distribution date only if:

            (1)   the  outstanding  principal  balance  of the  mortgage  loans  in all loan groups  delinquent 60 days or more averaged over the last six months, as a percentage of the  aggregate  outstanding  Certificate  Principal  Balance  of  the  Subordinate
       Certificates, is less than or equal to 50%; and

            (2)   cumulative  Realized  Losses  on the  mortgage  loans in all  loan  groups through that  distribution  date,  if occurring  during the eighth year,  ninth year, tenth year,  eleventh year or twelfth year or any year thereafter,  after the closing date,  do not exceed  30%,  35%,  40%,  45% or 50%,  respectively,  of the sum of the initial Certificate Principal Balances of the Subordinate Certificates.

      Subordinate  Component - With  respect to each loan group and any  distribution  date, the aggregate Stated  Principal  Balance of the mortgage loans in that loan group, as of the first day of the month  preceding the month in which that  distribution  date occurs,  minus the aggregate Certificate  Principal Balance of the related Senior Certificates  immediately prior to that distribution date.

      Subordinate  Percentage  - With  respect  to each  loan  group  and as of any  date of determination,  a percentage  equal to 100% minus the related  Senior  Percentage as of that date.

      Two Times Test - With respect to any  distribution  date, the  satisfaction  of all of the following conditions:

o     the Aggregate  Subordinate  Percentage is at least two times the Aggregate Subordinate
            Percentage as of the closing date,

                                                S-35

o     the  condition  described  in clause  (1) of the  definition  of "Step  Down  Test" is satisfied, and

o     on or after the distribution  date occurring three years after the first  distribution date,  cumulative Realized Losses do not exceed 30% of the aggregate Certificate
            Principal  Balance of the  Subordinate  Certificates  as of the closing date, or
            prior  to  the   distribution   date  occurring  three  years  after  the  first
            distribution  date,  cumulative  Realized  Losses  do  not  exceed  20%  of  the aggregate  Certificate  Principal Balance of the Subordinate  Certificates as of
            the closing date.

Priority of Distributions

      As more fully  described in this term sheet  supplement,  on each  distribution  date, distributions will be made in the following order of priority:
      (a)   with respect to the Available Distribution Amount from each loan group:

o     first, accrued and unpaid interest on the related classes of Senior  Certificates,  on a pro rata basis; and

o     second,  principal  of the  related  classes  of  Senior  Certificates  calculated  as described  under  "-Principal  Distributions  on the Senior  Certificates"
                  below;

      (b)   to the servicer,  reimbursement for certain Advances  remaining  unreimbursed to the extent described below under "Advances"; and

      (c)   with respect to all remaining Available Distribution Amount for all loan groups:

o     first,  accrued  and  unpaid  interest  on,  and  then  principal  of,  each  class of
                  Subordinate   Certificates,   in  the  order  of  their   numerical  class
                  designations  beginning  with  the  Class M-1  Certificates,   subject  to
                  certain  limitations  described  under  "-Principal  Distributions  on the
                  Class M Certificates" below; and

o     second, to the Class R Certificates.

      The  priority  of  distributions  described  above will be subject to change if a loan group is subject  to rapid  prepayments  or  disproportionately  high  realized  losses,  as described under "-Limited Cross-Collateralization" below.

Interest Distributions

      Holders of each class of Senior  Certificates  will be  entitled  to receive  interest distributions in an amount equal to the Accrued  Certificate  Interest on that class on each distribution date, to the extent of the Available  Distribution  Amount for the related loan group for that distribution date.

      Holders of each class of Class M  Certificates  will be entitled  to receive  interest distributions in an amount equal to the Accrued  Certificate  Interest on that class on each distribution date, to the extent of the Available  Distribution Amount for that distribution date after  distributions of interest and principal to the applicable  Senior  Certificates, reimbursements  for  some  Advances  to the  servicer  and  distributions  of  interest  and principal to any class of Class M Certificates having a higher payment priority.

                                                S-36

      Prepayment  Interest Shortfalls will result because interest on prepayments in full is paid by the related  mortgagor  only to the date of  prepayment,  and because no interest is distributed on  prepayments in part, as these  prepayments in part are applied to reduce the outstanding  principal balance of the related mortgage loans as of the due date in the month of prepayment.

      However,  with respect to any distribution  date, any Prepayment  Interest  Shortfalls resulting  from  prepayments  in full during the period from 16th day to the last day of the preceding  calendar month or prepayments in part during the preceding calendar month will be offset by the servicer,  but only to the extent those Prepayment  Interest Shortfalls do not exceed an amount  equal to the  servicing  fee  payable to the  servicer  for its  servicing activities  with  respect to that  distribution  date.  No  assurance  can be given that the servicing  compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor.  See  "Pooling  and  Servicing  Agreement-Servicing  and  Other  Compensation  and
Payment of Expenses" in this term sheet supplement.

      If on any distribution  date the Available  Distribution  Amount for any loan group is less than the Accrued Certificate  Interest on the related Senior Certificates  payable from that loan group for that  distribution  date,  the  shortfall  will be  allocated  among the holders of the related  Senior  Certificates  in  proportion  to the  respective  amounts of
Accrued  Certificate  Interest on those  certificates  payable  from such loan group on that distribution  date.  In  addition,  the  amount  of any such  interest  shortfalls  that are covered by  subordination,  specifically,  interest  shortfalls not described in clauses (1)
through  (4) in the  definition  of Accrued  Certificate  Interest,  will be unpaid  Accrued
Certificate  Interest  and will be  distributable  to holders of the  certificates  of those classes  entitled to those amounts on  subsequent  distribution  dates,  in each case to the extent of  available  funds for the  related  loan group  after  interest  distributions  as required in this term sheet supplement.

      These interest  shortfalls could occur, for example,  if delinquencies on the mortgage loans in a loan group were  exceptionally  high and were  concentrated in a particular month and  Advances by the servicer did not cover the  shortfall.  Any amounts so carried  forward will not bear  interest.  Any interest  shortfalls  will not be offset by a reduction in the servicing compensation of the servicer or otherwise,  except to the limited extent described in the second preceding paragraph with respect to Prepayment  Interest Shortfalls  resulting from prepayments.

      Accrued Certificate  Interest allocable to each class of offered certificates is based on the Certificate Principal Balance of that class.

                                                S-37

rincipal Distributions on the Senior Certificates

      The  holders  of  the  Senior  Certificates  will  be  entitled  to  receive  on  each distribution  date,  to the extent of the portion of the Available  Distribution  Amount for the related loan group  remaining  after the  distribution  of the related  Senior  Interest
Distribution  Amount,  a  distribution  allocable  to  principal  in an amount  equal to the related Senior Principal  Distribution  Amount in the priority and on the terms set forth in the final term sheet for the related class of Senior Certificates.

      After  reduction  of the  Certificate  Principal  Balances of the Senior  Certificates
related to a loan group to zero,  those Senior  Certificates  will be entitled to no further distributions of principal.

      The amount of principal  available for distributions to the Senior  Certificates for a loan  group may be  increased  if such  loan  group is  experiencing  rapid  prepayments  or
disproportionately     high    realized    losses,     as    described    under    "-Limited
Cross-Collateralization" below.

Principal Distributions on the Class M Certificates

      Holders of each class of the Class M  Certificates will be entitled to receive on each distribution  date,  to the extent of the portion of the Available  Distribution  Amount for each loan group remaining after:

o     the  sum  of the  Senior  Interest  Distribution  Amounts  and  the  Senior  Principal
            Distribution Amounts is distributed;

o     reimbursement is made to the servicer for certain Advances  remaining  unreimbursed to the extent described below under "Advances";

o     the aggregate  amount of Accrued  Certificate  Interest and  principal  required to be distributed  to any  class of  Class M  Certificates  having  a  higher  payment priority on that  distribution  date is  distributed to holders of that class of
            Class M Certificates; and

o     the aggregate  amount of Accrued  Certificate  Interest  required to be distributed to that class of Class M  Certificates on that  distribution date is distributed to those Class M Certificates;

a distribution allocable to principal in the sum of the following:

            (a)   the product of (A) that  class's  pro rata share,  based on the  aggregate
      Certificate  Principal  Balance  of  all  classes  of  Subordinate  Certificates  then outstanding  and (B) the  aggregate of the following  amounts from each loan group, to the extent not  included  in the Senior  Principal  Distribution  Amount for that loan group:

                  (1)   the  principal  portion of all  scheduled  monthly  payments  on the related  mortgage loans due on the related due date,  whether or not received on or prior to the related  determination  date, less the principal portion of Debt
            Service  Reductions,  which together with other Bankruptcy  Losses are in excess of the Bankruptcy Amount;

                  (2)   the  principal  portion  of  all  proceeds  of the  repurchase  of a related mortgage loan or, in the case of a substitution,  amounts representing a principal adjustment,  as required by the pooling and servicing agreement during the preceding calendar month; and

                  (3)   the principal  portion of all other  unscheduled  collections on the related  mortgage loans received during the preceding  calendar month or, in the case of mortgagor  prepayments in full,  during the related  Prepayment  Period, other than full and partial  mortgagor  prepayments and any amounts  received in connection  with a Final  Disposition  of a related  mortgage loan  described in clause (b) below, to the extent applied as recoveries of principal;

                                                S-38

            (b)   that class's pro rata share,  based on the Certificate  Principal  Balance of each class of Subordinate  Certificates then  outstanding,  of all amounts received in  connection  with the  Final  Disposition  of a  related  mortgage  loan,  (x) that occurred  during  the  preceding  calendar  month and  (y) that  did not result in any
      Excess  Special  Hazard  Losses,  Excess Fraud  Losses,  Excess  Bankruptcy  Losses or
      Extraordinary  Losses,  to the extent  applied as  recoveries  of principal and to the extent not otherwise payable to the related Senior Certificates;

            (c)   the  portion of full and  partial  mortgagor  prepayments  on the  related mortgage loans made by the respective  mortgagors during the preceding  calendar month or, in the case of  mortgagor  prepayments  in full,  the related  Prepayment  Period, allocable to that class of Class M  Certificates as described in the third  succeeding paragraph;

            (d)   if that class is the most senior class of certificates  then  outstanding, an amount equal to the Excess Subordinate Principal Amount, if any; and

            (e)   any amounts  allocable to principal  for any  previous  distribution  date calculated pursuant to clauses (a) through (c) above that remain  undistributed to the extent that any of those amounts are not  attributable  to Realized  Losses which were allocated to any class of Class M  Certificates  with a lower payment  priority or the
      Class B Certificates.

      References  in this  term  sheet  supplement  to  "payment  priority"  of the  Class M
Certificates  refer to a payment  priority among those classes of  certificates  as follows:
first, to the Class M-1 Certificates;  second, to the Class M-2 Certificates;  and third, to the Class M-3 Certificates.

      As to each  class of Class M  Certificates,  on any  distribution  date,  any  Accrued
Certificate  Interest thereon  remaining unpaid from any previous  distribution date will be distributable  to the extent of  available  funds.  Notwithstanding  the  foregoing,  if the
Certificate  Principal  Balances of the Class B  Certificates  have been reduced to zero, on any  distribution  date,  with respect to the class of Class M  Certificates  outstanding on that  distribution  date with the lowest  payment  priority,  Accrued  Certificate  Interest thereon  remaining  unpaid  from any  previous  distribution  date,  except  in the  limited circumstances provided in the pooling and servicing agreement, will not be distributable.

      All mortgagor prepayments not otherwise  distributable to the Senior Certificates will be  allocated on a pro rata basis among the class of Class M  Certificates  with the highest payment  priority then  outstanding  and each other class of  Subordinate  Certificates  for which certain loss levels established for that class in the pooling and servicing  agreement have not been exceeded.  The related loss level on any distribution  date would be satisfied as to any Class M-2,  Class M-3 or Class B  Certificates,  respectively,  only if the sum of the current  percentage  interests  in the  mortgage  pool  evidenced by that class and each class, if any,  subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage pool evidenced by that class and each class,  if any,  subordinate thereto.

      Each Senior  Accelerated  Distribution  Percentage will be 100% during the first seven years after the  closing  date,  unless the  Certificate  Principal  Balances of the related
Senior  Certificates are reduced to zero before the end of that seven-year period or the Two
Times Test is satisfied with respect to any  distribution  date, and will  thereafter  equal
100% whenever  certain  requirements are not met as described under the definition of Senior
Accelerated  Distribution  Percentage.  Furthermore,  each Senior  Accelerated  Distribution
Percentage  will exceed the related Senior  Percentage  during the eighth  through  eleventh years  following the closing  date,  and  scheduled  reductions  to such Senior  Accelerated
Distribution  Percentage may be postponed due to the loss and delinquency  experience of the

                                                S-39

mortgage  loans  in  the  related  loan  group.  Accordingly,  each  class  of  the  Class M
Certificates will not be entitled to any mortgagor  prepayments for at least the first seven years  after the  closing  date,  unless the  Certificate  Principal  Balances of the Senior
Certificates  have been  reduced to zero before the end of such period or the Two Times Test is  satisfied  with  respect  to  any  distribution  date,  and  may  receive  no  mortgagor prepayments or a disproportionately  small portion of mortgagor  prepayments relative to its pro rata share during certain periods after this seven-year period.

      See "-Principal  Distributions  on the Senior  Certificates"  above in this term sheet supplement.

      The amount of principal  available for  distribution to the  Subordinate  Certificates may be reduced if a loan group  experiences  rapid  prepayments or  disproportionately  high realized losses, as described under "-Limited Cross-Collateralization" below.

Limited Cross-Collateralization

      Cross-Collateralization  Due to Rapid  Prepayments  in a Loan Group.  The  priority of distributions  of  principal  prepayments  will  change  in the case  where a loan  group is experiencing rapid prepayments provided all the following conditions are met:

o     the aggregate  certificate  principal balance of the Senior Certificates  related to a loan group have been reduced to zero;

o     the distribution date is prior to the Credit Support Depletion Date; and

o     either (i) the Aggregate Subordinate  Percentage on that date is less than 200% of the
            Aggregate Subordinate  Percentage as of the closing date or (ii) the outstanding principal  balance of all mortgage loans  delinquent 60 days or more  (including mortgage  loans in  foreclosure  and REO  property),  averaged over the last six months,  as a percentage of the aggregate  Certificate  Principal Balance of the
            Subordinate Certificates, is greater than or equal to 50%.

      When all of these three conditions are satisfied,  all principal  prepayments received or  advanced  with  respect to the  mortgage  loans in a loan group  relating  to the Senior
Certificates  which have been paid in full will be applied as a distribution of principal to the remaining  outstanding Senior Certificates  related to the other loan groups rather than applied  as a  principal  distribution  to  the  Subordinate  Certificates.  Such  principal prepayments  would be  distributed in the same priority as those Senior  Certificates  would receive other distributions of principal.

      Cross-Collateralization  Due to Disproportionate  Realized Losses in a Loan Group. If,
on any  distribution  date,  the  aggregate  Certificate  Principal  Balance  of the  Senior
Certificates  related to a loan group is greater than the aggregate principal balance of the mortgage loans in that loan group (the Senior Certificates  related to that loan group being referred to as the  "undercollateralized  group" and the Senior Certificates  related to the other loan group or groups being referred to as the  "overcollateralized  groups"), then the
Available  Distribution  Amount for the  overcollateralized  groups, to the extent remaining following  distributions of interest and principal to the related Senior Certificates,  will be paid in the following priority:

o     first,  up to an amount  necessary  to  equal,  for the  undercollateralized  group or groups,  the sum of the accrued  interest  amount and the  principal  deficiency amount,  each as described below, for the  undercollateralized  group or groups,
            will   be   distributed   to   the   Senior   Certificates    related   to   the
            undercollateralized  group or groups  first in  payment  of  accrued  but unpaid interest,  if any, and then as  principal,  in each case,  in the same order and priority as they would receive other  distributions  of interest and  principal;
            and

                                                S-40

o     second,  any  remaining  amount will be  distributed  pursuant to paragraph  (c) under
            "-Priority of Distributions" in this term sheet supplement.

      If there  are  three or more  loan  groups  in any  series  and  there are two or more undercollateralized  groups,  amounts  payable from the  overcollateralized  group or groups will be allocated pro rata, based upon the respective  principal deficiency amounts for each undercollateralized group.

      On   each   distribution   date,   the   "principal   deficiency   amount"   for   any
undercollateralized  group  will  equal the excess of the  aggregate  Certificate  Principal
Balance  of the  Senior  Certificates  related  to that  undercollateralized  group over the aggregate principal balance of the mortgage loans in that loan group.

      On  each  distribution  date,  for  purposes  of  determining  cross-collateralization payments due to  disproportionate  realized  losses,  the "accrued  interest amount" for any undercollateralized  group will  equal one  month's  interest  on the  applicable  principal deficiency  amount at the weighted average of the Net Mortgage Rates for the applicable loan
group,   plus  certain   shortfalls  of  interest  on  the  Senior   Certificates   of  such
undercollateralized group from prior distribution dates.

Allocation of Losses; Subordination

      The subordination provided to the Senior Certificates by the Subordinate  Certificates
and the  subordination  provided  to each  class  of  Class M  Certificates  by the  Class B
Certificates  and by any  class of  Class M  Certificates  subordinate  thereto  will  cover
Realized  Losses on the mortgage  loans that are Defaulted  Mortgage  Losses,  Fraud Losses,
Bankruptcy  Losses and Special  Hazard  Losses.  Any  Realized  Losses  which are not Excess
Special  Hazard  Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses or  Extraordinary
Losses will be allocated as follows:

o     first, to the Class B-3 Certificates;

o     second, to the Class B-2 Certificates;

o     third, to the Class B-1 Certificates;

o     fourth, to the Class M-3 Certificates;

o     fifth, to the Class M-2 Certificates; and

o     sixth, to the Class M-1 Certificates;

in each case until the Certificate  Principal Balance of that class of certificates has been reduced to zero; and thereafter,  among the remaining classes of related Senior Certificates on the bases set forth in the final term sheet for such class of Senior Certificates.

      Investors  in the Senior  Certificates  should be aware that  because the  Subordinate
Certificates  represent interests in each loan group, the Certificate  Principal Balances of the  Subordinate  Certificates  could be reduced  to zero as a result of a  disproportionate amount of  Realized  Losses on the  mortgage  loans in one or more loan  groups.  Therefore,

                                                S-41

notwithstanding  that  Realized  Losses on the  mortgage  loans in a loan  group may only be
allocated  to  the  related  Senior   Certificates,   the  allocation  to  the   Subordinate
Certificates  of Realized  Losses on the mortgage loans in the other loan groups will reduce the subordination  provided to such Senior Certificates by the Subordinate  Certificates and
increase the  likelihood  that  Realized  Losses on the  mortgage  loans in the related loan group may be allocated to any class of Senior Certificates.

      Any  allocation  of a  Realized  Loss,  other  than a  Debt  Service  Reduction,  to a certificate will be made by reducing:

o     its  Certificate  Principal  Balance,  in the  case of the  principal  portion  of the
            Realized  Loss,  in each case until the  Certificate  Principal  Balance of that class has been reduced to zero, and

o     the Accrued  Certificate  Interest thereon, in the case of the interest portion of the
            Realized Loss, by the amount so allocated as of the distribution  date occurring in the  month  following  the  calendar  month in which  the  Realized  Loss was incurred.

      In addition,  any allocation of a Realized Loss to a Class M  Certificate  may also be made by  operation  of the  payment  priority  to the Senior  Certificates  described  under
"-Principal  Distributions on the Senior Certificates" and any class of Class M Certificates with a higher payment priority.

      If an  amount  previously  allocated  to one or  more  classes  of  certificates  as a
Realized Loss is subsequently recovered,  the amount recovered shall be allocated among such classes in the same  proportions as the allocation of the related  Realized  Losses.  To the extent any class of  certificates  to which such  Realized  Loss was  allocated is no longer outstanding,  the portion of the recovered  amount that would otherwise be allocated to such class of  certificates  shall be  distributed  to the  persons  who were the holders of such class of certificates when its Certificate Principal Balance was reduced to zero.

      As used  in  this  term  sheet  supplement,  subordination  refers  to the  provisions discussed above for the sequential  allocation of Realized Losses among the various classes, as  well  as all  provisions  effecting  those  allocations  including  the  priorities  for distribution of cash flows in the amounts described in this term sheet supplement.

      As  described  in the  prospectus,  in some  circumstances  the  servicer may permit a servicing  modification  - the  modification  of a  defaulted  mortgage  loan to reduce  the applicable  mortgage  rate or to reduce its  outstanding  principal  amount.  Any  principal reduction of this type shall  constitute a Realized Loss at the time of the  reduction,  and the amount by which each monthly  payment is reduced by any mortgage  rate  reduction  shall constitute a Realized Loss in the month in which each such reduced  monthly  payment is due.
See "Description of the Securities-Servicing and Administration of Loans" in the prospectus.

      Servicing  modification  reductions  shall be  allocated  when  incurred,  as provided above,  in the same  manner  as other  Realized  Losses  as  described  in this  term  sheet supplement.  Any Advances  made on any mortgage  loan will be reduced to reflect any related servicing  modifications  previously made. No servicing modification will have the effect of reducing  the  mortgage  rate  below the  servicing  fee  rate.  The  mortgage  rate and Net
Mortgage  Rate  as to any  mortgage  loan  will  be  deemed  not  reduced  by any  servicing modification,  so that the  calculation  of  Accrued  Certificate  Interest  payable  on the offered certificates will not be affected by the servicing modification.

                                                S-42

      Allocations  of the principal  portion of Debt Service  Reductions on the loans in any loan group to each class of  Subordinate  Certificates  will  result  from the  priority  of distributions  of the  Available  Distribution  Amount,  which  distributions  shall be made first, to the related Senior Certificates,  second, to the Class M Certificates in the order of their  payment  priority and third,  to the Class B  Certificates.  An  allocation of the interest  portion  of a  Realized  Loss as well as the  principal  portion  of Debt  Service
Reductions will not reduce the level of subordination,  as that term is defined in this term sheet  supplement,  until an amount in respect  thereof has been  actually  disbursed to the holders of the related Senior Certificates or the Class M Certificates, as applicable.

      The  holders  of the  offered  certificates  related  to any  loan  group  will not be entitled to any additional  payments with respect to Realized Losses from amounts  otherwise distributable  on any  classes  of  certificates  subordinate  thereto,  except  in  limited circumstances in respect of any Excess  Subordinate  Principal Amount allocated to such loan group to the extent of Eligible Funds for such loan group.  Accordingly,  the  subordination provided  to the  Senior  Certificates  and to each  class of  Class M  Certificates  by the respective  classes of  certificates  subordinate  thereto with  respect to Realized  Losses allocated on any  distribution  date will be effected  primarily by  increasing  the related
Senior  Percentage,  or the  respective  Class M  Percentage,  of  future  distributions  of
principal  of  the  remaining   mortgage  loans  in  the  related  loan  group.  The  Senior
Certificates  will bear the entire  amount of losses on the  mortgage  loans in the  related loan group that are not  allocated  to the  Subordinate  Certificates,  which losses will be allocated  among all  classes  of  Senior  Certificates  as  described  in this  term  sheet supplement.

      Any Excess Special  Hazard  Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses,
Extraordinary  Losses or other  losses of a type not  covered by  subordination  on Mortgage
Loans in a loan  group  will be  allocated  on a pro rata  basis  among the  related  Senior
Certificates  and the  Subordinate  Certificates.  Any  Realized  Losses so allocated to the
Senior  Certificates or Subordinate  Certificates  will be allocated  without priority among the various classes of Senior Certificates or Subordinate Certificates.

      An  allocation  of a Realized  Loss on a "pro rata basis" among two or more classes of certificates  means an allocation to each of those classes of  certificates  on the basis of its  then  outstanding  Certificate  Principal  Balance  (in  the  case  of the  Subordinate
Certificates,  weighted on the basis of the related  Subordinate  Component) prior to giving effect to  distributions to be made on that  distribution  date in the case of an allocation of the principal  portion of a Realized Loss, or based on the Accrued  Certificate  Interest thereon (in the case of the Subordinate  Certificates,  weighted on the basis of the related
Subordinate  Component) in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

      In order to maximize the  likelihood of  distribution  in full of the Senior  Interest
Distribution  Amounts and the Senior Principal  Distribution  Amounts,  on each distribution date,  holders  of  Senior  Certificates  have a right  to  distributions  of the  Available
Distribution  Amount related to any group of certificates that is prior to the rights of the holders of the  Subordinate  Certificates,  to the extent  necessary  to satisfy the related
Senior  Interest   Distribution  Amount  and  the  Senior  Principal   Distribution  Amount.
Similarly,  holders  of the  Class M  Certificates  have a  right  to  distributions  of the
Available  Distribution  Amount prior to the rights of holders of the Class B  Certificates, and  holders of any class of Class M  Certificates  with a higher  payment  priority  have a right to distributions of the Available  Distribution  Amount prior to the rights of holders of any class of Class M Certificates with a lower payment priority.

      The  application  of the Senior  Accelerated  Distribution  Percentage  related to any group of  certificates,  when it exceeds the related  Senior  Percentage,  to determine  the related  Senior  Principal  Distribution  Amount will  accelerate  the  amortization  of the related Senior  Certificates  in the aggregate  relative to the actual  amortization  of the

                                                S-43

mortgage  loans in the related  loan group.  To the extent that the Senior  Certificates  in the aggregate are amortized  faster than the mortgage loans in their respective loan groups, in the absence of offsetting Realized Losses allocated to the Subordinate Certificates,  the percentage  interest  evidenced by the Senior  Certificates  in the trust will be decreased, with a  corresponding  increase in the interest in the trust  evidenced  by the  Subordinate
Certificates,  thereby  increasing,  relative  to  their  respective  Certificate  Principal
Balances,   the   subordination   afforded  the  Senior   Certificates  by  the  Subordinate
Certificates  collectively.  In addition, if losses on the mortgage loans exceed the amounts
described  in  this  term  sheet   supplement  in  the  definition  of  Senior   Accelerated
Distribution  Percentage in "-Glossary  of Terms"  above,  a greater  percentage of full and partial mortgagor  prepayments will be allocated to the Senior Certificates in the aggregate than would  otherwise  be the case,  thereby  accelerating  the  amortization  of the Senior
Certificates relative to the Subordinate Certificates.

      Prior to the occurrence of the Credit  Support  Depletion Date but after the reduction of the  Certificate  Principal  Balances  of any class or  classes  of  Senior  Certificates related to a loan group to zero,  the  remaining  Senior  Certificates  will be  entitled to receive, in addition to any mortgagor  prepayments related to such certificates'  respective loan group, 100% of the mortgagor  prepayments on the mortgage loans in the other loan group subject  to  certain  conditions  as  described  under  "-Limited  Cross-Collateralization,"
thereby  accelerating  the  amortization  of  such  Senior  Certificates   relative  to  the
Subordinate Certificates.

      The  priority  of  payments,  including  principal  prepayments,   among  the  Class M
Certificates,  as described in this term sheet  supplement,  also has the effect during some periods,  in the absence of losses, of decreasing the percentage  interest  evidenced by any class of Class M Certificates with a higher payment priority,  thereby increasing,  relative to its  Certificate  Principal  Balance,  the  subordination  afforded  to that class of the
Class M  Certificates by the Class B Certificates and any class of Class M Certificates with a lower payment priority.

Advances

      Prior to each distribution  date, the servicer is required to make Advances which were due on the  mortgage  loans on the  immediately  preceding  due date and  delinquent  on the business day next preceding the related determination date.

      These  Advances  are  required  to be made only to the  extent  they are deemed by the servicer to be recoverable from related late collections,  Insurance  Proceeds,  Liquidation
Proceeds or amounts  otherwise payable to the holders of the Subordinate  Certificates.  The
purpose  of  making   these   Advances   is  to   maintain  a  regular   cash  flow  to  the
certificateholders,  rather than to guarantee or insure  against  losses.  The servicer will not be  required  to make any  Advances  with  respect  to  reductions  in the amount of the monthly payments on the mortgage loans due to Debt Service  Reductions or the application of the Relief Act or similar  legislation or  regulations.  Any failure by the servicer to make an Advance as required under the pooling and servicing  agreement  will  constitute an event of default thereunder,  in which case the trustee, as successor servicer,  will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

      All  Advances  will be  reimbursable  to the servicer on a first  priority  basis from either (a) late  collections,  Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such  unreimbursed  Advance was made or (b) as to any Advance  that remains unreimbursed  in whole or in part following the final  liquidation  of the related  mortgage loan,  from any  amounts  otherwise  distributable  on any of the  Class B  Certificates  or
Class M  Certificates;  provided,  however, that any Advances that were made with respect to delinquencies  which  ultimately were determined to be Excess Special Hazard Losses,  Excess
Fraud Losses,  Excess  Bankruptcy  Losses or  Extraordinary  Losses are  reimbursable to the

                                                S-44

servicer  out of any funds in the  Custodial  Account with respect to the related loan group prior to  distributions  on any of the  certificates  and the amount of those losses will be allocated as  described  in this term sheet  supplement.  Any  servicing  fees that have not been paid to the servicer  with respect to a  liquidated  mortgage  loan will be paid to the servicer out of Insurance  Proceeds and Liquidation  Proceeds from that liquidated  mortgage loan from amounts otherwise distributable to certificateholders.

      In addition,  if the Certificate  Principal  Balances of the Subordinate  Certificates
have been reduced to zero, any Advances  previously made which are deemed by the servicer to be  nonrecoverable  from  related  late  collections,  Insurance  Proceeds  and  Liquidation
Proceeds may be reimbursed  to the servicer out of any funds in the  Custodial  Account with
respect  to  the  related  loan  group  prior  to   distributions   on  the  related  Senior
Certificates.  The effect of these  provisions on any class of the Class M  Certificates  is
that,  with  respect  to  any  Advance  which  remains  unreimbursed   following  the  final
liquidation of the related  mortgage loan, the entire amount of the  reimbursement  for that
Advance  will be borne  first by the  holders of the  Class B  Certificates  or any class of
Class M  Certificates  having a lower payment priority to the extent that the  reimbursement is covered by amounts otherwise  distributable to those classes,  and then by the holders of that class of Class M  Certificates,  except as provided above, to the extent of the amounts otherwise distributable to them.

Residual Interests

      Holders of the Class R  Certificates  will be entitled to receive  any  residual  cash flow  from  the  mortgage  pool,  which  is not  expected  to be  significant.  The  Class R
Certificates  will not be entitled to any payments other than their nominal principal amount and accrued  interest on that amount  unless the  aggregate  amount  received by the issuing entity with respect to the mortgage loans exceeds the aggregate  amount payable to the other certificateholders,  which is highly  unlikely.  A holder of a Class R Certificate  will not have a right to alter the structure of any transaction.

                                                S-45

                        Certain Yield and Prepayment Considerations

General

      The yields to  maturity  and the  aggregate  amount of  distributions  on the  offered certificates  will be affected by the rate and timing of principal  payments on the mortgage loans in the related  loan group and the amount and timing of mortgagor  defaults  resulting in  Realized  Losses.  The  yields  may be  adversely  affected  by a higher  or lower  than anticipated  rate of  principal  payments on the  mortgage  loans in the related loan group.
The rate of  principal  payments  on the  mortgage  loans  will in turn be  affected  by the amortization  schedules of the mortgage loans, the rate and timing of mortgagor  prepayments on the  mortgage  loans by the  mortgagors,  liquidations  of defaulted  mortgage  loans and purchases of mortgage loans due to breaches of some representations and warranties.

      The timing of changes in the rate of  prepayments,  liquidations  and purchases of the mortgage  loans in the  related  loan group may,  and the timing of  Realized  Losses  will, significantly  affect  the  yield to an  investor,  even if the  average  rate of  principal payments  experienced over time is consistent with an investor's  expectation.  The mortgage loans in most cases may be  prepaid by the  mortgagors  at any time  without  payment of any prepayment  fee or penalty.  All of the  mortgage  loans  contain  due-on-sale  clauses.  In addition,  the rate of  prepayments  of the mortgage loans and the yield to investors on the related certificates may be affected by refinancing  programs,  which may include general or targeted solicitations,  as described under "Maturity and Prepayment  Considerations" in the prospectus.  Since the rate and timing of  principal  payments  on the  mortgage  loans will depend on future  events  and on a variety  of  factors,  as  described  in this term  sheet supplement and in the prospectus under "Yield  Considerations"  and "Maturity and Prepayment
Considerations,"  no  assurance  can be  given  as to the rate or the  timing  of  principal payments on the offered certificates.

      As described under  "Description of the  Certificates-Principal  Distributions  on the
Senior  Certificates"  and "-Principal  Distributions  on the Class M  Certificates" in this
term  sheet  supplement,   during  specified  periods  all  or  a  disproportionately  large percentage  of  principal  prepayments  on the  mortgage  loans in each loan  group  will be allocated among the related Senior  Certificates and during  specified  periods no principal prepayments  or,  relative  to its pro rata share,  a  disproportionately  small  portion of principal  prepayments  on such mortgage  loans will be distributed to each class of Class M
Certificates.  In addition to the  foregoing,  if on any  distribution  date, the loss level established  for the  Class M-2  Certificates  or Class M-3  Certificates  is exceeded and a class of Class M  Certificates  having a higher payment  priority is then  outstanding,  the
Class M-2  Certificates  or  Class M-3  Certificates,  as the case may be,  will not receive distributions relating to principal prepayments on that distribution date.

      Prepayments,  liquidations and purchases of the mortgage loans in each loan group will result in distributions to holders of the related offered  certificates of principal amounts which would  otherwise  be  distributed  over the  remaining  terms of the  mortgage  loans.
Factors  affecting  prepayment,  including  defaults  and  liquidations,  of mortgage  loans include changes in mortgagors' housing needs, job transfers,  unemployment,  mortgagors' net equity  in the  mortgaged  properties,  changes  in the value of the  mortgaged  properties, mortgage market interest  rates,  solicitations  and servicing  decisions.  In addition,  if prevailing  mortgage  rates fell  significantly  below the  mortgage  rates on the  mortgage loans,  the rate of  prepayments,  including  refinancings,  would be expected to  increase.
Conversely,  if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

      The rate of  defaults  on the  mortgage  loans will also affect the rate and timing of principal  payments  on the  mortgage  loans.  In general,  defaults  on mortgage  loans are expected  to occur with  greater  frequency  in their  early  years.  The rate of default on

                                                S-46

mortgage loans which are refinance or limited documentation  mortgage loans, and on mortgage loans  with high  loan-to-value  ratios,  may be higher  than for  other  types of  mortgage loans.  Furthermore,  the rate and timing of prepayments,  defaults and  liquidations on the mortgage  loans will be  affected  by the general  economic  condition  of the region of the country in which the related  mortgaged  properties are located.  The risk of  delinquencies and  loss  is  greater  and  prepayments  are  less  likely  in  regions  where  a  weak  or deteriorating  economy  exists,  as may be  evidenced  by, among other  factors,  increasing unemployment or falling property  values.  See "Maturity and Prepayment  Considerations"  in the prospectus.

      A portion of the  mortgage  loans may require the related  borrowers  to make  monthly
payments  of  accrued  interest,   but  not  principal,   for  a  certain  period  following
origination,  which can range from three to ten years.  After the  interest-only  period for each related  mortgage  loan,  the mortgage rate on that mortgage loan will be reset and the related  borrower's  monthly  payment  will be  recalculated  to  cover  both  interest  and principal so that the  mortgage  loan will be paid in full by its final  distribution  date.
As a result, if the monthly payment  increases,  the related borrower may not be able to pay the  increased  amount  and may  default  or may  refinance  the  loan to avoid  the  higher payment.  In addition,  because no scheduled  principal  payments are required to be made on these mortgage loans for a specified period of time, the related offered  certificates  will receive smaller scheduled  principal  distributions  during that period than they would have received if the related  borrowers  were  required to make monthly  payments of interest and principal from  origination  of these  mortgage  loans.  Absent other  considerations,  this slower rate of principal  distributions  will result in longer weighted average lives of the related offered  certificates than would otherwise be the case if none of the mortgage loans had interest-only periods.

      The  recording  of  mortgages  in the name of MERS is a new  practice in the  mortgage lending  industry.  While the  depositor  expects that the servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate,  public recording officers and others,  however,  may have limited,  if any, experience with lenders
seeking  to  foreclose   mortgages,   assignments  of  which  are   registered   with  MERS.
Accordingly,  delays  and  additional  costs  in  commencing,   prosecuting  and  completing
foreclosure  proceedings,  defending  litigation  commenced by third parties and  conducting foreclosure  sales of the mortgaged  properties  could result.  Those delays and  additional
costs   could  in  turn   delay   the   distribution   of   liquidation   proceeds   to  the
certificateholders  and increase the amount of Realized  Losses on the  mortgage  loans.  In addition,  if, as a result of MERS  discontinuing or becoming unable to continue  operations in connection with the MERS® System,  it becomes  necessary to remove any mortgage loan from registration on the MERS® System and to arrange for the assignment of the related  mortgages to the  trustee,  then any  related  expenses  shall  be  reimbursable  by the  trust to the servicer,  which will reduce the amount  available  to pay  principal of and interest on the outstanding  class or  classes  of  certificates  with the lowest  payment  priorities.  For additional  information  regarding  the  recording  of  mortgages  in the  name of MERS  see
"Description  of the  Mortgage  Pool-Mortgage  Pool  Characteristics"  in  this  term  sheet supplement and "Description of the Securities-Assignment of Loans" in the prospectus.

      As described in this term sheet  supplement,  each class of Senior  Certificates  will accrue  interest  at a rate  based  on the  applicable  Senior  Net WAC  Rate.  The  Class M
Certificates  will accrue  interest at a rate based on the  weighted  average of each of the
Senior Net WAC Rates,  weighted on the basis of the  related  Subordinate  Component.  After the mortgage loans' respective fixed rate periods,  the mortgage rates on the mortgage loans will be  calculated  on the  basis of the  related  index  plus the  applicable  margin,  as described in this term sheet supplement.  As a result,  declines in the indices on which the mortgage  rates on the mortgage  loans in a loan group are based will result,  over time, in lower yields on the related classes of offered  certificates.  Furthermore,  with respect to any loan group,  any increase in the indices on which the related  mortgage  rates are based may result in  prepayments  on the  mortgage  loans and payments of principal on the related

                                                S-47

offered  certificates  then  entitled to  principal.  In addition,  prepayments  on mortgage loans in a loan group with higher  interest  rates will reduce the  weighted  average of the
Net Mortgage  Rates on the mortgage loans in such loan group and,  consequently,  reduce the interest rate of the related classes of offered certificates.

      Investors in the Class M  Certificates  should also be aware that on any  distribution date on which the Senior  Accelerated  Distribution  Percentage with respect to a loan group equals 100%, the Class M  Certificates  will not be entitled to  distributions  of mortgagor prepayments  with  respect  to the  related  loan group for such  distribution  date and the weighted average lives of the Class M Certificates could be significantly  affected thereby.
In  addition,  under the  circumstances  described  under the  heading  "Description  of the
Certificates-Limited  Cross-Collateralization"  in this  term  sheet  supplement,  mortgagor prepayments  from  a loan  group  otherwise  distributable  to the  holders  of the  Class M
Certificates will be distributed to the holders of the Senior Certificates  related to other loan groups, thereby increasing the weighted average lives of the Class M Certificates.

      The yields to  maturity  of the  Subordinate  Certificates  will also be  affected  by
payments   made  to  Senior   Certificates   as   described   under   "Description   of  the
Certificates-Limited   Cross-Collateralization"   and  the  disproportionate  allocation  of
principal prepayments to the Senior Certificates.

      As  described   under   "Description   of  the   Certificates-Allocation   of  Losses;
Subordination"  and "-Advances,"  amounts otherwise  distributable to holders of one or more classes of the  Class M  Certificates  may be made  available  to protect the holders of the
Senior  Certificates and holders of any Class M  Certificates with a higher payment priority against  interruptions in distributions due to some mortgagor  delinquencies,  to the extent not covered by  Advances.  These  delinquencies  may affect the yields to investors on those classes of the Class M Certificates,  and, even if subsequently cured, may affect the timing of the receipt of  distributions  by the holders of those  classes of Class M  Certificates.
Additionally,  if the Certificate  Principal  Balances of the Subordinate  Certificates  are
reduced to zero,  delinquencies  on the mortgage loans to the extent not covered by Advances will affect the yield to investors on the Senior  Certificates.  In addition,  a higher than expected rate of  delinquencies or losses on mortgage loans in a loan group will also affect the rate of  principal  payments on one or more  classes of the Class M  Certificates  if it delays the scheduled  reduction of the Senior Accelerated  Distribution  Percentage for such loan group or affects the allocation of prepayments among the Subordinate Certificates.

      Investors  in the Senior  Certificates  should be aware that  because the  Subordinate
Certificates  represent  interests  in all of the loan  groups,  the  Certificate  Principal
Balances  of the  Subordinate  Certificates  could  be  reduced  to  zero as a  result  of a disproportionate  amount  of  Realized  Losses  on  the  mortgage  loans  in a  loan  group.
Therefore,  notwithstanding that Realized Losses on the mortgage loans in one loan group may only be allocated to the related  Senior  Certificates,  the  allocation to the  Subordinate
Certificates  of  Realized  Losses on the  mortgage  loans in the  other  loan  groups  will increase the likelihood that Realized Losses may be allocated to such Senior Certificates.

      The  periodic  increase  in  interest  paid by the  mortgagor  of a Buy-Down  Loan may increase  the risk of default with respect to the related  mortgage  loan.  See "Trust Asset
Program-Underwriting Standards" and "Yield Considerations" in the prospectus.

      The amount of interest  otherwise payable to holders of the offered  certificates will be reduced by any interest  shortfalls  with respect to the related loan group to the extent not covered by subordination or the servicer,  including Prepayment Interest Shortfalls and, in the case of each class of the Class M  Certificates,  the  interest  portions of Realized
Losses allocated  solely to that class of certificates.  These shortfalls will not be offset by a  reduction  in the  servicing  fees  payable to the  servicer or  otherwise,  except as
described  in  this  term  sheet  supplement  with  respect  to  some  Prepayment   Interest
Shortfalls.   See  "Yield   Considerations"  in  the  prospectus  and  "Description  of  the

                                                S-48

Certificates-Interest  Distributions"  in this term sheet supplement for a discussion of the effect of  principal  prepayments  on the  mortgage  loans on the yield to  maturity  of the offered certificates and possible shortfalls in the collection of interest.

      The yield to  investors  in the offered  certificates  will be affected by  Prepayment
Interest  Shortfalls  on mortgage  loans in the related loan group with respect to mortgagor prepayments  made  in  the  month  preceding  any  distribution  date,  or in  the  case  of prepayments  in full,  during  the  related  Prepayment  Period,  to the  extent  that those
shortfalls   exceed  the  amount  offset  by  the   servicer.   See   "Description   of  the
Certificates-Interest Distributions" in this term sheet supplement.

      Purchase  Price:  In  addition,  the yield to  maturity  on each class of the  offered certificates  will  depend on,  among  other  things,  the price paid by the  holders of the offered  certificates  and the related  Pass-Through  Rate. The extent to which the yield to maturity of an offered  certificate is sensitive to prepayments  will depend,  in part, upon the degree to which it is  purchased  at a discount  or premium.  In general,  if a class of offered certificates is purchased at a premium and principal  distributions thereon occur at a rate faster than assumed at the time of purchase,  the investor's actual yield to maturity will be lower than  anticipated at the time of purchase.  Conversely,  if a class of offered certificates is purchased at a discount and principal  distributions thereon occur at a rate slower than assumed at the time of purchase,  the  investor's  actual yield to maturity will be lower than anticipated at the time of purchase.  For additional  considerations  relating to the yield on the certificates,  see "Yield  Considerations"  and "Maturity and Prepayment
Considerations" in the prospectus.

      Certificates with  Subordination  Features:  After the Certificate  Principal Balances
of the Class B  Certificates  have been reduced to zero,  the yield to maturity on the class of Class M  Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the mortgage  loans and the timing of those losses because the entire amount of losses  that are  covered  by  subordination  will be  allocated  to that class of
Class M  Certificates.  See  "-Class M-2  and Class M-3  Certificate  Yield  Considerations"
below.  Furthermore,  holders of classes  having a later  priority of payment bear a greater risk of losses  than  holders  of  classes  having  earlier  priority  for  distribution  of principal.  After the Certificate  Principal Balances of the Class M  Certificates have been reduced  to zero,  the  yield to  maturity  on any  class of  Senior  Certificates  that are allocated  losses that would  otherwise be allocated  to other Senior  Certificates  will be extremely sensitive to losses on the related loan group and the timing of those losses.

      Weighted  Average  Life:  Weighted  average life refers to the average  amount of time that will elapse from the date of issuance of a security to the date of  distribution to the investor of each dollar  distributed  in reduction of principal of the security  assuming no losses.  The weighted average life of the offered  certificates will be influenced by, among other things,  the rate at which  principal of the mortgage  loans in the related loan group is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

                                                S-49

Class M-2 and Class M-3 Certificate Yield Considerations

      If the aggregate  Certificate Principal Balance of the Class B Certificates is reduced to zero,  the  yield  to  maturity  on the  Class M-3  Certificates  will  become  extremely sensitive  to losses on the  mortgage  loans and the timing of those losses that are covered by  subordination,  because  the entire  amount of those  losses  will be  allocated  to the
Class M-3  Certificates.  If the Certificate  Principal Balances of the Class B Certificates
and  Class M-3  Certificates  have  been  reduced  to zero,  the  yield to  maturity  on the
Class M-2  Certificates will become extremely  sensitive to losses on the mortgage loans and the timing of those losses that are covered by  subordination,  because the entire amount of those losses will be allocated to the Class M-2 Certificates.

      There can be no assurance that the mortgage  loans will prepay at any particular  rate or that Realized  Losses will be incurred at any  particular  level.  Moreover,  the various remaining  terms to maturity and mortgage  rates of the mortgage  loans could produce slower or faster  principal  distributions  than  indicated in the preceding  tables at the various constant  percentages  of CPR  specified,  even if the weighted  average  remaining  term to maturity  and  weighted  average  mortgage  rate  of the  mortgage  loans  are  as  assumed.
Investors are urged to make their investment  decisions based on their  determinations as to anticipated  rates  of  prepayment  and  Realized  Losses  under  a  variety  of  scenarios.
Investors in the Class M-2  Certificates  and  particularly  in the  Class M-3  Certificates should fully  consider the risk that Realized  Losses on the mortgage  loans could result in the  failure  of  those  investors  to  fully  recover  their  investments.  For  additional considerations  relating to the yield on the certificates,  see "Yield  Considerations"  and
"Maturity and Prepayment Considerations" in the prospectus.

Additional Yield Considerations Applicable Solely to the Class R Certificates

      The  Class R   Certificateholders'   after-tax   rate  of  return  on  their   Class R
Certificates will reflect their pre-tax rate of return,  reduced by the taxes required to be paid with  respect to the Class R  Certificates.  Holders of Class R  Certificates  may have tax  liabilities  with respect to their Class R  Certificates  during the early years of the trust's term that  substantially  exceed any  distributions  payable thereon during any such period. In addition,  holders of Class R  Certificates may have tax liabilities with respect to their Class R Certificates,  the present value of which substantially exceeds the present value of  distributions  payable thereon and of any tax benefits that may arise with respect thereto.  Accordingly,  the  after-tax  rate of return on the  Class R  Certificates  may be negative or may  otherwise be  significantly  adversely  affected.  The timing and amount of taxable income attributable to the Class R  Certificates will depend on, among other things, the timing and amounts of prepayments  and losses  experienced  with respect to the mortgage pool.

      The Class R  Certificateholders  should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection  with the purchase of the Class R  Certificates on after-tax rates of return on the Class R  Certificates.  See
"Material  Federal  Income  Tax  Consequences"  in this  term  sheet  supplement  and in the prospectus.

                                                S-50

                              Pooling and Servicing Agreement

General

      The certificates will be issued under the pooling and servicing  agreement.  Reference is made to the  prospectus  for important  information in addition to that described in this term sheet  supplement  regarding  the terms and  conditions  of the pooling  and  servicing agreement and the offered  certificates.  The depositor will provide a prospective or actual certificateholder  without charge,  on written request,  a copy,  without  exhibits,  of the
pooling  and  servicing   agreement.   Requests   should  be  addressed  to  the  President,
Residential  Asset Mortgage  Products,  Inc., 8400  Normandale  Lake  Boulevard,  Suite 250,
Minneapolis, Minnesota 55437.

      The  offered  certificates  will  be  transferable  and  exchangeable  at  the  office designated by the trustee,  who will also serve as  certificate  registrar and paying agent.
JP Morgan Chase Bank, N.A. will be the trustee under the pooling and servicing agreement.

      Under the pooling and  servicing  agreement,  transfers  of Class R  Certificates  are prohibited  to any  non-United  States  person.  Transfers of the Class R  Certificates  are additionally  restricted as described in the pooling and servicing agreement.  See "Material
Federal Income Tax  Consequences" in this term sheet supplement and "Material Federal Income
Tax  Consequences-Taxation  of Owners of REMIC Residual Certificates" in the prospectus.  In addition to the circumstances  described in the prospectus,  the depositor may terminate the trustee for cause under specified  circumstances.  See "The  Agreements-The  Trustee" in the prospectus.

Servicing and Other Compensation and Payment of Expenses

      The  principal  servicing  compensation  to be paid to the  servicer in respect of its servicing  activities  will be equal to 0.250% per annum,  based on the aggregate  principal balance of the mortgage  loans.  The servicer will retain all assumption  fees, late payment charges and prepayment penalties,  to the extent collected from mortgagors,  and any benefit which may  accrue as a result of the  investment  of funds in the  Custodial  Account or the
Payment Account.

      The servicer, or, if specified in the pooling and servicing agreement,  the trustee on behalf of the trust,  will pay or cause to be paid certain ongoing expenses  associated with the trust and incurred by it in connection with its  responsibilities  under the pooling and servicing agreement,  including,  without limitation,  payment of the fees and disbursements of the trustee and the custodian.  In addition,  as indicated in this term sheet supplement, the  servicer  will be entitled to  reimbursements  for certain  expenses  incurred by it in connection  with  liquidated  mortgage  loans  and in  connection  with the  restoration  of mortgaged  properties,  as well as  unpaid  servicing  fees in  connection  with  liquidated mortgage  loans,  which  rights of  reimbursement  and  payment  are prior to the  rights of
certificateholders  to  receive  any  related  liquidation  proceeds,   including  insurance
proceeds.

Custodial Arrangements

      The  trustee  will be  directed  to  appoint  GMAC Bank to serve as  custodian  of the mortgage  notes.  The  custodian  is an  affiliate  of the  depositor,  the servicer and the sponsor.  The servicer will not have any custodial  responsibility  for the mortgage  notes.
The  custodian  will  maintain  mortgage  loan files that contain the  collateral  documents delivered by the seller in vaults located at in Horsham,  Pennsylvania  and Waterloo,  Iowa.
Only the  custodian  has access to these vaults.  The  custodian  electronically  tracks the location of each mortgage loan file.

                                                S-51

The Servicer

      GMAC  Mortgage  Corporation,  an indirect  wholly-owned  subsidiary  of GMAC  Mortgage
Group,  Inc. and an affiliate of the  depositor,  will act as servicer for the  certificates under the  pooling and  servicing  agreement.  For a general  description  of GMAC  Mortgage
Corporation and its activities,  see above "Sponsor,  Servicer and Originators" in this term sheet supplement.

      The  servicer  will  be  responsible  for  servicing  the  mortgage  loans.  Servicing responsibilities include:

      o     communicating with borrowers;

      o     sending monthly remittance statements to borrowers;

      o     collecting payments from borrowers;

      o     accurate and timely  accounting,  reporting and  remittance of the principal and interest portions of monthly installment  payments to the servicer,  together with any other sums paid by borrowers that are required to be remitted;

      o     accurate  and  timely  accounting  and  administration  of  escrow  and  impound accounts, if applicable;

      o     accurate and timely reporting of negative amortization amounts, if any;

      o     paying escrows for borrowers, if applicable;

      o     calculating and reporting payoffs and liquidations;

      o     approving and  recommending  a loss  mitigation  strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

      o     maintaining an individual file for each loan, which may be in electronic format;

      o     maintaining primary mortgage insurance  commitments or certificates if required, and filing any primary mortgage insurance claims;

      o     management and  liquidation of mortgaged  properties  acquired by foreclosure or deed in lieu of foreclosure;

      o     reconciling servicing activity with respect to the mortgage loans;

      o     calculating remittance amounts to certificateholders;

      o     sending remittances to the trustee for distributions to certificateholders;

      o     investor and tax reporting;

      o     coordinating loan repurchases; and

                                                S-52

      o     providing certain notices and other  responsibilities as detailed in the pooling and servicing agreement.

      The servicer may,  from time to time,  outsource  certain of its servicing  functions, such as foreclosure management,  although any such outsourcing will not relieve the servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

      The servicer  will  segregate and hold all funds  collected  and received  pursuant to each  mortgage  loan  separate  and apart from any of its own funds and  general  assets and shall  establish and maintain one or more  Custodial  Accounts held in trust.  The Custodial
Account  must be  maintained  as a segregated  account,  separate and apart from trust funds created for mortgage pass through  certificates  of other series,  and the other accounts of the servicer.

      For a general  description of material  terms  relating to the  servicer's  removal or replacement,  see "The Pooling and Servicing Agreement"-Rights Upon Event of Default" in the
prospectus.

Reports to Certificateholders

      On each  distribution  date, a  distribution  date statement will be made available to each certificateholder  setting forth certain information with respect to the composition of the payment being made,  the  Certificate  Principal  Balance of an  individual  certificate following the payment and certain other  information  relating to the  certificates  and the mortgage loans.

      The trustee  will make the  distribution  date  statement  (and,  at its  option,  any additional files containing the same  information in an alternative  format)  available each month to  certificateholders  and other parties to the pooling and  servicing  agreement via the trustee's internet website at "www.jpmorgan.com/sfr".  For purposes of any electronic  version of this term  sheet  supplement,  the  preceding  uniform  resource locator,  or URL, is an inactive textual  reference only. We have taken steps to ensure that this URL  reference  was  inactive  at the time the  electronic  version  of this term sheet
supplement   was  created.   See  also   "Pooling   and   Servicing   Agreement Reports   to
Certificateholders"  in the prospectus for a more detailed  description of certificateholder reports.

Voting Rights

      There  are  actions  specified  in the  prospectus  that may be taken  by  holders  of certificates  evidencing a specified  percentage of all undivided interests in the trust and may be taken by holders of certificates  entitled in the aggregate to that percentage of the voting  rights.  99% of all  voting  rights  will be  allocated  among  all  holders  of the
Certificates,  other than the Class R Certificates,  in proportion to their then outstanding
Certificate  Principal  Balances  and 1% of all voting  rights will be  allocated  among the holders of the Class R  Certificates.  The pooling and  servicing  agreement  may be amended without the consent of the holders of the Class R Certificates in specified circumstances.

Termination

      The  circumstances  under which the  obligations  created by the pooling and servicing agreement  will  terminate  relating to the offered  certificates  are described  under "The
Agreements-Termination;  Retirement  of  Securities"  in the  prospectus.  The servicer will have the option,  on any distribution  date on which the aggregate Stated Principal  Balance of the mortgage  loans is less than 10% of the aggregate  principal  balance of the mortgage loans as of the cut-off  date,  either to purchase all  remaining  mortgage  loans and other assets in the trust,  thereby  effecting early retirement of the offered  certificates or to purchase,  in whole but not in part, the  certificates.  Any such purchase of mortgage loans and other  assets of the trust  shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each  mortgage  loan or the fair  market  value of the related

                                                S-53

underlying  mortgaged  properties with respect to defaulted mortgage loans as to which title to such  mortgaged  properties has been acquired if such fair market value is less than such unpaid principal balance, net of any unreimbursed  Advance attributable to principal,  as of the date of repurchase plus  (b) accrued  interest  thereon at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed.

      Distributions on the certificates  relating to any optional  termination will be paid, first,  to the Senior  Certificates,  second,  to the Class M  Certificates  in the order of their payment  priority and,  third, to the Class B  Certificates.  The proceeds of any such distribution  may  not be  sufficient  to  distribute  the  full  amount  to each  class  of certificates  if the  purchase  price  is  based  in part on the  fair  market  value of the underlying  mortgaged  property  and the fair  market  value is less than 100% of the unpaid principal  balance of the related mortgage loan. Any such purchase of the certificates  will be made at a price  equal to 100% of their  Certificate  Principal  Balance  plus the sum of
interest   thereon  for  the   immediately   preceding   Interest   Accrual  Period  at  the
then-applicable  Pass-Through Rate and any previously unpaid Accrued  Certificate  Interest.
Upon the  purchase  of such  certificates  or at any time  thereafter,  at the option of the
servicer,   the  mortgage  loans  may  be  sold,  thereby  effecting  a  retirement  of  the certificates  and the termination of the trust, or the certificates so purchased may be held or resold by the servicer.

      Upon  presentation  and surrender of the offered  certificates  in connection with the termination of the trust or a purchase of certificates under the circumstances  described in the two preceding  paragraphs,  the holders of the offered certificates will receive, to the extent of available  funds,  which will be allocated  first to the Senior  Certificates  and then to the Subordinate Certificates in accordance with their payment priorities,  an amount equal to the  Certificate  Principal  Balance of that class plus  interest  thereon  for the immediately preceding Interest Accrual Period at the then-applicable  Pass-Through Rate plus any previously unpaid Accrued Certificate  Interest.  However,  distributions to the holders of the most subordinate class of certificates  outstanding will be reduced,  as described in the  preceding  paragraph,  in the case of the  termination  of the trust  resulting  from a purchase of all the assets of the trust.

The Trustee

      The trustee under the pooling and servicing agreement is JPMorgan Chase Bank, National
Association, referred to in this prospectus supplement as JPMorgan, a national banking association organized under the laws of the United States and a wholly owned subsidiary of J.P. Morgan Chase &
Co., a holding company with assets in excess of $1.2 trillion and operations in more than 50 countries.
The operations include investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity.  JPMorgan acts as trustee through its Worldwide Securities Services division of the Treasury & Securities Services line of business.
JPMorgan Worldwide Securities Services offers a full range of trust and administrative services for prime and sub-prime asset-backed transactions from its office at 4 New York Plaza, 6th Floor, New York, NY
10004 and other offices worldwide.

      Asset classes for which JPMorgan Worldwide Securities Services serves as trustee include residential and commercial mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, trade receivables, commercial leases, franchise loans, and student loans.  As of
December 31, 2005, JPMorgan Worldwide Securities Services acted as trustee or paying agent for approximately 2,000 asset-backed securities transactions, including about 804 domestic residential mortgage receivables securities transactions.

                                                S-54

      Unless an event of default  has  occurred  and is  continuing  under the  pooling  and servicing  agreement,  the trustee  will perform  only such duties as are  specifically  set forth  in the  pooling  and  servicing  agreement.  If an  event of  default  occurs  and is continuing  under the pooling and servicing  agreement,  the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing  agreement,  such as either  acting as the servicer or appointing a successor  servicer,  and use the same degree of care and skill in their  exercise as a prudent  investor  would exercise or use under the
circumstances   in  the  conduct  of  such  investor's  own  affairs.   Subject  to  certain
qualifications  specified in the pooling and servicing agreement, the trustee will be liable for  its own  negligent  action,  its  own  negligent  failure  to act  and its own  willful misconduct for actions.

      The trustee's duties and  responsibilities  under the pooling and servicing  agreement include  collecting  funds from the  servicer to  distribute  to  certificateholders  at the direction of the servicer,  providing certificateholders and applicable rating agencies with monthly  distribution  statements  and  notices  of the  occurrence  of a default  under the pooling and  servicing  agreement,  removing the  servicer as a result of any such  default, appointing a successor servicer, and effecting any optional termination of the trust.

      The  servicer  will pay to the trustee  reasonable  compensation  for its services and reimburse  the  trustee  for all  reasonable  expenses  incurred  or made by the  trustee in accordance  with any of the  provisions of the pooling and servicing  agreement,  except any such  expense as may arise from the  trustee's  negligence  or bad faith.  The  servicer has also  agreed  to  indemnify  the  trustee  for any  losses  and  expenses  incurred  without negligence or willful  misconduct on the trustee's  part arising out of the  acceptance  and administration of the trust.

      The trustee may resign at any time, in which event the depositor  will be obligated to appoint a  successor  trustee.  The  depositor  may also  remove the  trustee if the trustee ceases to be eligible to continue as trustee  under the pooling and  servicing  agreement or if  the  trustee  becomes  insolvent.  Upon  becoming  aware  of  those  circumstances,  the depositor  will be  obligated  to  appoint a  successor  trustee.  The  trustee  may also be removed  at any time by the  holders  of  certificates  evidencing  not less than 51% of the aggregate  voting rights in the related  trust.  Any  resignation  or removal of the trustee and appointment of a successor  trustee will not become  effective  until  acceptance of the appointment by the successor trustee.

      Any costs  associated  with  removing  and  replacing  a  trustee  will be paid by the servicer.

Permitted Investments

      All  funds  in the  Custodial  Account  attributable  to the  mortgage  loans  must be invested in  permitted  investments  which may not mature later than the business day before each  distribution  date next following the date of such  investment  (with the exception of certain  amounts  held for future  distribution)  and which may not be sold or  disposed  of prior to their  maturities.  All income and gain realized from any such investment  shall be for the benefit of the servicer as additional  servicing  compensation  and shall be subject to its withdrawal or order from time to time.  The amount of any losses  incurred in respect of any such  investments  attributable  to the  investment  of  amounts  in  respect  of the mortgage  loans shall be deposited in the  Custodial  Account by the servicer out of its own funds immediately as realized without any right of reimbursement.

      One or more of the following  obligations or securities will be considered a permitted investment:

             (1)  obligations  of or  guaranteed  as to  timely  payment  of  principal  and interest  by the United  States or any agency or  instrumentality  thereof  when such obligations are backed by the full faith and credit of the United States;

                                                S-55

             (2)  repurchase  agreements on obligations specified in clause (1) maturing not more  than  one  month  from  the  date of  acquisition  thereof,  provided  that the unsecured  short-term  debt  obligations  of the party  agreeing to  repurchase  such obligations  are at the time rated by each rating  agency in its  highest  short-term rating available;

             (3)  federal funds,  certificates of deposit,  demand  deposits,  time deposits and  bankers'  acceptances  (which  shall each have an original  maturity of not more than 90 days and,  in the case of  bankers'  acceptances,  shall in no event  have an original  maturity  of more  than 365 days or a  remaining  maturity  of more than 30 days)  denominated  in United States  dollars of any U.S.  depository  institution or trust company  incorporated  under the laws of the United States or any state thereof or of any  domestic  branch of a foreign  depository  institution  or trust  company;
       provided,  that the short-term  debt  obligations of such  depository  institution or trust  company  (or, if the only rating  agency is Standard & Poor's,  in the case of the principal  depository  institution in a depository  institution  holding company, debt  obligations  of the  depository  institution  holding  company)  at the date of acquisition  thereof have been rated by each rating  agency in its highest short term rating available;  and provided further that, if the only rating agency is Standard &
       Poor's and if the  depository  or trust  company is a principal  subsidiary of a bank holding  company  and the debt  obligations  of such  subsidiary  are not  separately rated,  the  applicable  rating  shall  be that of the  bank  holding  company;  and, provided  further that, if the original  maturity of such short term debt obligations of a domestic  branch of a foreign  depository  institution  or trust  company  shall exceed 30 days, the short-term  rating of such institution  shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the rating agency;

             (4)  commercial paper and demand notes (having original  maturities of not more than 365 days) of any  corporation  incorporated  under the laws of the United States or any state thereof which on the date of  acquisition  has been rated by each rating agency in its highest  short-term  rating  available;  provided that such  commercial paper shall have a remaining maturity of not more than 30 days;

             (5)  any mutual  fund,  money  market  fund,  common trust fund or other pooled investment  vehicle,  the assets of which are limited to  instruments  that otherwise would constitute permitted  investments under the Pooling and Servicing Agreement and have been rated by each  rating  agency in its highest  short term rating  available, including  any such fund that is  managed  by the  trustee  or any  affiliate  of the trustee or for which the trustee or any of its affiliates acts as an adviser; and

             (6)  other  obligations or securities that are acceptable to each rating agency as a permitted  investment  hereunder and will not reduce the rating  assigned to any class of  certificates  by such  rating  agency  below the lower of the  then-current rating or the rating  assigned to such  certificates  as of delivery  thereof by such rating agency, as evidenced in writing;

provided,  however, no instrument shall be a permitted  investment if it represents,  either
(1) the  right to  receive  only  interest  payments  with  respect to the  underlying  debt instrument or (2) the right to receive both  principal  and interest  payments  derived from obligations  underlying such instrument and the principal and interest payments with respect to such  instrument  provide a yield to maturity  greater than 120% of the yield to maturity at par of such underlying  obligations.  References  herein to the highest rating  available on unsecured  long-term rating category  available shall mean AAA in the case of each rating agency,  and references  herein to the highest  short-term  rating category  available shall mean A-1+ in the case of each rating agency.

                                                S-56

                                      Use of Proceeds

      The proceeds from the sale of the  certificates  will be used to purchase the mortgage loans from the depositor.

                                Certain Legal Considerations

      A portion of the  mortgage  loans (by  aggregate  principal  balance as of the cut-off date) may be initially  originated or purchased by GMAC Bank, and subsequently  sold to GMAC
Mortgage  Corporation.  GMAC Bank is a federal  savings  bank whose  deposits are insured to the  applicable  limits by the FDIC. If GMAC Bank were to become  insolvent,  the FDIC could act as  conservator  and, if a receiver  were  appointed,  would act as a receiver  for GMAC
Bank.  As receiver,  the FDIC would have broad  powers to repudiate  contracts to which GMAC
Bank was or is a party to if the FDIC  determined  that the contracts  were  burdensome  and
that  repudiation  would  promote  the  orderly   administration  of  GMAC  Bank's  affairs.
Moreover,  no  agreement  tending to  diminish  or defeat the  FDIC's  interest  in an asset acquired from GMAC Bank would be  enforceable  against the FDIC unless the  agreement  meets specified legal requirements.

      Although  the FDIC has  adopted a rule  stating  that it will not use its  repudiation power to  reclaim,  recover  or  recharacterize  as  property  of an  FDIC-insured  bank any financial  assets  transferred  by  the  bank  in  connection  with  certain  securitization transactions,  it is not clear that the transfers of the mortgage loans from GMAC Bank would enjoy the  benefit of such rule.  If the FDIC were to assert that the rule does not apply to these  transfers of mortgage  loans by GMAC Bank or that these  transfers do not comply with certain  banking  laws,  collections  on those  mortgage  loans may be delayed  or  reduced, thereby potentially delaying or decreasing payments on the certificates.

                                     Legal Proceedings

      There are no material pending legal or other proceedings  involving the mortgage loans or GMAC  Mortgage  Corporation,  as  sponsor,  servicer  or  originator,  Residential  Asset
Mortgage  Products,  Inc., as depositor,  the Trust as the issuing entity,  or other parties described in Item 1117 of Regulation AB promulgated by the  Commission,  that,  individually or in the  aggregate,  would have a material  adverse  impact on  investors  in the  offered certificates.

      GMAC Mortgage  Corporation is currently a party to various legal  proceedings  arising from time to time in the  ordinary  course of its  businesses,  some of which  purport to be class  actions.  Based  on  information  currently  available,  it is the  opinion  of  GMAC
Mortgage  Corporation that the eventual outcome of any currently  pending legal  proceeding, individually or in the aggregate,  will not have a material  adverse effect on their ability to perform their obligations in relation to the mortgage loans. No assurance,  however,  can be given  that the  final  outcome  of  these  legal  proceedings,  if  unfavorable,  either individually or in the aggregate,  would not have a material adverse impact on GMAC Mortgage
Corporation.  Any such  unfavorable  outcome  could  adversely  affect  the  ability of GMAC
Mortgage  Corporation to perform its servicing duties with respect to the mortgage loans and potentially lead to the replacement of GMAC Mortgage Corporation with a successor servicer.

                          Material Federal Income Tax Consequences

      The  following is a general  discussion of  anticipated  material  federal  income tax consequences of the purchase,  ownership and disposition of the  certificates  offered under this term sheet supplement.

                                                S-57

      Upon issuance of the certificates,  Orrick, Herrington & Sutcliffe llp, counsel to the depositor,  will its opinion  generally to the effect  that,  assuming  compliance  with all provisions  of the pooling and servicing  agreement,  for federal  income tax purposes,  the trust will qualify as one or more REMICs under the Internal Revenue Code.

      For federal income tax purposes:

o     the Class R  Certificates  will  constitute  ownership  of the sole class of "residual certificates" in each of the one or more REMICs; and

o     each  class  of  Senior  Certificates  (other  than  the  Class R   Certificates)  and
            Subordinate  Certificates will represent  ownership of "regular  interests" in a
            REMIC and will generally be treated as debt instruments of a REMIC.

See "Material Federal Income Tax Consequences" in the prospectus.

      For federal  income tax purposes,  the offered  certificates  may be treated as having been issued with original issue  discount.  The prepayment  assumption  that will be used in determining the rate of accrual of original issue discount,  market discount and premium, if any, for federal  income tax purposes will be based on the  assumption  that,  subsequent to the date of any  determination  the  mortgage  loans will prepay at a rate equal to 25% CPR.
No  representation  is made that the mortgage loans will prepay at that rate or at any other rate.  See "Material  Federal Income Tax  Consequences-General"  and "-Taxation of Owners of
REMIC and FASIT Regular Certificates-Original Issue Discount" in the prospectus.

      The  holders  of the  offered  certificates  will be  required  to  include  in income interest on their certificates in accordance with the accrual method of accounting.

      The IRS has  issued  the  OID  Regulations  under  sections  1271 to 1275 of the  Code
generally   addressing  the  treatment  of  debt  instruments  issued  with  original  issue discount.  Purchasers of the offered  certificates  should be aware that  Section 1272(a)(6)
of the Code and the OID  Regulations do not adequately  address some issues  relevant to, or applicable  to,  prepayable  securities  bearing an adjustable  rate of interest such as the offered certificates.  In the absence of other authority,  the servicer intends to be guided by certain principles of the OID Regulations  applicable to adjustable rate debt instruments in  determining  whether such  certificates  should be treated as issued with original issue discount  and in  adapting  the  provisions  of  Section 1272(a)(6)  of  the  Code  to  such certificates for the purpose of preparing  reports furnished to  certificateholders  and the
IRS. Because of the uncertainties  concerning the application of  Section 1272(a)(6)  of the
Code to such  certificates  and because the rules  relating  to debt  instruments  having an adjustable  rate of interest are limited in their  application  in ways that could  preclude their  application to such  certificates  even in the absence of  Section 1272(a)(6)  of the
Code,  the IRS could assert that the offered  certificates  should be governed by some other method not yet set forth in  regulations  or should be treated as having  been  issued  with original issue discount.  Prospective  purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

      The    offered    certificates    will   be   treated   as   assets    described    in
Section 7701(a)(19)(C)  of  the  Internal  Revenue  Code  and  "real  estate  assets"  under
Section 856(c)(4)(A)  of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition,  interest on the offered  certificates will be treated as "interest on  obligations  secured by mortgages on real  property"  under
Section 856(c)(3)(B)  of the Internal Revenue Code generally to the extent that such offered certificates are treated as "real estate assets" under  Section 856(c)(4)(A) of the Internal
Revenue Code. Moreover,  the offered  certificates will be "qualified  mortgages" within the meaning of Section 860G(a)(3)  of the Internal Revenue Code. However,  prospective investors

                                                S-58

in  offered   certificates   that  will  be  generally   treated  as  assets   described  in
Section 860G(a)(3)  of the  Internal  Revenue  Code should note that,  notwithstanding  such treatment,  any  repurchase of such a  certificate  pursuant to the right of the servicer or the depositor to repurchase such offered  certificates  may adversely  affect any REMIC that holds such offered  certificates if such repurchase is made under circumstances  giving rise to a Prohibited Transaction Tax. See "Pooling and Servicing  Agreement-Termination"  in this term sheet supplement and "Material  Federal Income Tax  Consequences-Taxation  of Owners of
REMIC  and FASIT  Regular  Certificates"  in the  prospectus.  The  holders  of the  offered certificates  will be  required  to  include in income  interest  on their  certificates  in accordance with the accrual method of accounting.

        For further  information  regarding  federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences" in the prospectus.

Special Tax Considerations Applicable to Class R Certificates

      The Internal Revenue Service has issued REMIC  regulations under the provisions of the
Internal Revenue Code that significantly affect holders of Class R  Certificates.  The REMIC regulations impose  restrictions on the transfer or acquisition of some residual  interests, including the Class R  Certificates.  The pooling and  servicing  agreement  includes  other provisions regarding the transfer of Class R Certificates, including:

      (1)   the  requirement  that  any  transferee  of a  Class R  Certificate  provide  an affidavit representing that the transferee:

o     is not a disqualified organization;

o     is not acquiring the Class R Certificate on behalf of a disqualified organization; and

o     will maintain that status and will obtain a similar  affidavit from any person to whom the transferee shall subsequently transfer a Class R Certificate;

      (2)   a  provision  that any  transfer  of a  Class R  Certificate  to a  disqualified organization shall be null and void; and

      (3)   a grant to the servicer of the right,  without notice to the holder or any prior holder, to sell to a purchaser of its choice any Class R  Certificate that shall become owned by a  disqualified  organization  despite the first two  provisions above.

      In addition,  under the pooling and servicing agreement,  the Class R Certificates may not be transferred to non-United States persons.

      The REMIC  regulations  also  provide  that a transfer  to a United  States  person of
"noneconomic"  residual  interests will be disregarded  for all federal income tax purposes, and that the  purported  transferor of  "noneconomic"  residual  interests  will continue to remain  liable  for any taxes due with  respect  to the  income on the  residual  interests, unless "no  significant  purpose of the transfer was to impede the  assessment or collection
of  tax."  Based  on  the  REMIC  regulations,   the  Class R  Certificates  may  constitute
noneconomic  residual  interests during some or all of their terms for purposes of the REMIC regulations and,  accordingly,  unless no significant purpose of a transfer is to impede the assessment or collection of tax,  transfers of the Class R  Certificates  may be disregarded and purported  transferors may remain liable for any taxes due relating to the income on the
Class R  Certificates.  Recently finalized REMIC regulations provide for a safe harbor under

                                                S-59

which  transfers of  noneconomic  residual  interests  may be  respected  if the  transferee provides certain  representations.  See "Material  Federal Income Tax  Consequences-Taxation
of Owners of REMIC Residual  Certificates-Noneconomic  REMIC Residual  Certificates"  in the
prospectus.  All  transfers of the Class R  Certificates  will be  restricted  in accordance with the terms of the  pooling  and  servicing  agreement  that are  intended  to reduce the possibility of any transfer of a Class R  Certificate  being  disregarded to the extent that the Class R Certificates  constitute  noneconomic residual interests.  Prior to purchasing a
REMIC residual  certificate,  prospective  purchasers should consider the possibility that a purported  transfer  of the  REMIC  residual  certificate  by such a  purchaser  to  another purchaser at some future date may be  disregarded  in  accordance  with the  above-described rules  which  would  result  in the  retention  of tax  liability  by  that  purchaser.  See
"Material   Federal   Income  Tax   Consequences-Taxation   of  Owners  of  REMIC   Residual
Certificates-Noneconomic REMIC Residual Certificates" in the prospectus.

      The Class R  Certificateholders will be required to report on their federal income tax returns as ordinary  income  their share of taxable  income of the REMIC  regardless  of the amount or timing of their  receipt  of cash  payments.  See  "Material  Federal  Income  Tax
Consequences-Taxation  of Owners of REMIC Residual  Certificates-General" in the prospectus.
The  requirement  that the  Class R  Certificateholders  report  their  share of the taxable income and net loss of the REMIC will continue  until the principal  balances of all classes of certificates have been reduced to zero, even though the Class R  Certificateholders  have received full payment of their stated interest and principal, if any.

      The Class R  Certificateholders  may be required to report an amount of taxable income with  respect to the early  accrual  periods that  significantly  exceeds the amount of cash distributions  received by such Class R  Certificateholders  with  respect to such  periods.
Consequently,  the Class R  Certificateholders should have other sources of funds sufficient to pay any federal  income  taxes due in the early years as a result of their  ownership  of interests in such Class R Certificates.  In addition,  the required inclusion of this amount of taxable  income during the early accrual  periods and the deferral of  corresponding  tax losses or deductions  until later accrual  periods or until the ultimate sale or disposition of interests in the Class R  Certificates  (or possibly later under the "wash sale" rules of
Section 1091  of the  Internal  Revenue  Code)  may cause  the  Class R  Certificateholders'
after-tax  rate of return to be zero or  negative  even if the  Class R  Certificateholders'
pre-tax  rate of  return  is  positive.  That is,  on a present  value  basis,  the  Class R
Certificateholders'  resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash  distributions on such Class R  Certificates  over their life.

      Any payments  received by a holder of a Class R  Certificate  in  connection  with the acquisition  of such  Certificate  will be taken into account in  determining  the income of such holder for federal  income tax purposes.  The IRS has issued  regulations  that require such payment to be included in income over time according to an  amortization  schedule that reasonably  reflects  the costs and  benefits of holding the  Class R  Certificate  over its expected life. The regulations  also provide two more specific methods that will be accepted as meeting the general test set forth above for  determining the timing and amount of income inclusion.  One  generally  follows the method of  inclusion  used by the  taxpayer for GAAP purposes,  but not over a period shorter than the period over which the REMIC is expected to generate  income.  The other  calls for ratable  inclusion  over the  remaining  anticipated weighted average life of the REMIC as of the time the Class R  Certificate is transferred to the taxpayer.  Holders of Class R  Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

      Purchasers  of the Class R  Certificates  are  strongly  advised to consult  their tax advisors as to the economic and tax consequences of investment in the Class R Certificates.

                                                S-60

      For further information  regarding the federal income tax consequences of investing in the Class R Certificates, see "Certain Yield and Prepayment  Considerations-Additional Yield
Considerations  Applicable Solely to the Class R Certificates" in this term sheet supplement
and  "Material  Federal  Income  Tax   Consequences-Taxation  of  Owners  of  REMIC  Class R
Certificates" in the prospectus.

Penalty Protection

      If penalties were asserted against  purchasers of the offered  certificates in respect of their  treatment  of the  offered  certificates  for tax  purposes,  the  summary  of tax considerations  contained,  and the opinions  stated,  herein and in the  prospectus may not meet the conditions  necessary for  purchasers'  reliance on that summary and those opinions to exculpate them from the asserted penalties.

                                   Method of Distribution

      In accordance with the terms and conditions of the related underwriting  agreement for any  series,  each  underwriter  set  forth  in any  final  term  sheet  and the  prospectus supplement for that series with respect to any class of offered  certificates  will serve as an underwriter for each  applicable  class and will agree to purchase and the depositor will agree to sell the offered  certificates of that series  identified in the final term sheet -
other than a de minimis  portion of the Class R  Certificates.  A de minimis  portion of the
Class R  Certificates will be retained by GMAC Mortgage  Corporation and that portion is not offered  hereby.  Each  class of offered  certificates  being  sold to the  underwriter  are referred  to as  the  underwritten  certificates.  It  is  expected  that  delivery  of  the underwritten  certificates,  other  than  the  Class R  Certificates,  will be made  only in book-entry form through the Same Day Funds  Settlement  System of DTC, and that the delivery of the Class R  Certificates  will be made at the offices of the  applicable  underwriter on the closing date for that series.

      In connection with the  underwritten  certificates,  the  underwriter  has agreed,  in accordance with the terms and conditions of the underwriting  agreement,  to purchase all of the underwritten certificates if any of the underwritten certificates are purchased thereby.

      The  underwriting  agreement  provides that the  obligations of the underwriter to pay for and accept  delivery  of the  underwritten  certificates  are  subject  to,  among other things,  the receipt of legal  opinions and to the  conditions,  among others,  that no stop order  suspending the  effectiveness of the depositor's  registration  statement shall be in effect,  and that no  proceedings  for that purpose shall be pending before or threatened by the Commission.

      The distribution of the  underwritten  certificates by the underwriter may be effected from time to time in one or more negotiated  transactions,  or otherwise,  at varying prices to be  determined  at the  time of  sale.  Proceeds  to the  depositor  from the sale of the underwritten  certificates  for  any  series,  before  deducting  expenses  payable  by  the depositor, will be set forth in the prospectus supplement for the series.

      The   underwriter  may  effect  these   transactions   by  selling  the   underwritten
certificates to or through dealers,  and those dealers, as agents, may receive  compensation in the form of underwriting discounts,  concessions or commissions from the underwriter.  In connection with the sale of the underwritten certificates,  the underwriter may be deemed to have  received  compensation  from the depositor in the form of  underwriting  compensation.
The  underwriter  and any  other  dealers  that  participate  with  the  underwriter  in the distribution of the  underwritten  certificates,  may be deemed to be  underwriters  and any profit on the resale of the  underwritten  certificates  positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

                                                S-61

      The   underwriting   agreement   provides  that  the  depositor   will  indemnify  the
underwriter,  and that under  limited  circumstances  the  underwriter  will  indemnify  the depositor  against some  liabilities  under the  Securities  Act, or  contribute to payments required to be made in respect thereof.

      There is currently no secondary market for the offered  certificates.  The underwriter intends to make a secondary  market in the offered  certificates  to be purchased by it, but is not  obligated  to do so.  There can be no  assurance  that a  secondary  market  for the offered  certificates  will  develop  or, if it does  develop,  that it will  continue.  The offered certificates will not be listed on any securities exchange.

      The primary  source of  information  available  to  investors  concerning  the offered certificates will be the monthly  statements  discussed in the prospectus under "Description of the  Securities-Reports  to  Securityholders,"  which will include  information as to the outstanding  principal balance of the offered  certificates.  There can be no assurance that any additional  information regarding the offered certificates will be available through any other  source.  In addition,  the  depositor is not aware of any source  through which price information  about the offered  certificates  will be  available  on an ongoing  basis.  The limited nature of this information  regarding the offered  certificates may adversely affect the  liquidity  of the  offered  certificates,  even if a  secondary  market for the offered certificates becomes available.

                                       Legal Matters

      Certain  legal  matters  relating  to the  certificates  will be  passed  upon for the depositor  by Orrick,  Herrington  & Sutcliffe  LLP,  Los  Angeles,  California  and for any
underwriter Orrick, Herrington & Sutcliffe LLP, Los Angeles, California

                                          Ratings

      It will be a condition of the issuance of the offered  certificates that they be rated be  assigned  at least the  ratings  designated  in the final  term  sheet for such class of certificates by one or more rating agencies including Standard & Poor's Ratings Services,  a division of The McGraw-Hill  Companies,  Inc.,  referred to in this term sheet supplement as
S&P, Moody's Investors Service,  Inc., referred to in this term sheet supplement as Moody's, and Fitch Ratings, referred to in this term sheet supplement as Fitch.

      A security  rating  addresses  the  likelihood  of the  receipt by the  holders of the offered  certificates  of  distributions  on the  mortgage  loans.  The  rating  takes  into consideration  the structural and legal aspects  associated  with the offered  certificates.
The  ratings  on  the  offered  certificates  do not  constitute  statements  regarding  the possibility  that the  holders  of the  offered  certificates  might  realize  a lower  than anticipated  yield.  A security  rating does not address  the  likelihood  of the receipt of amounts in respect of Prepayment  Interest  Shortfalls or Relief Act Shortfalls.  A security rating  is not a  recommendation  to buy,  sell or hold  securities  and may be  subject  to revision or  withdrawal  at any time by the  assigning  rating  organization.  Each security rating should be evaluated  independently  of any other security  rating.  In the event that the ratings initially assigned to the offered  certificates are subsequently lowered for any reason,  no person or entity is  obligated  to  provide  any  additional  support  or credit enhancement with respect to the offered certificates.

      The  depositor has not  requested a rating on the offered  certificates  by any rating agency  other than  those  specified  in the final  term  sheet for such  classes of offered certificates.  However,  there can be no  assurance  as to whether any other  rating  agency will rate the offered  certificates,  or, if it does,  what rating  would be assigned by any other rating agency.  A rating on the offered  certificates  by another  rating  agency,  if assigned at all, may be lower than the ratings  assigned to the offered  certificates by the rating agencies specified in the final term sheet for the offered certificates.

                                                S-62

      A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or  withdrawal at any time by the assigning  rating  organization.  Each security  rating should be evaluated  independently  of any other  security  rating.  In the event that the  ratings  initially  assigned to the offered  certificates  are  subsequently lowered for any reason,  no person or entity is obligated to provide any additional  support or credit enhancement with respect to the offered certificates.

      The rating  agencies have stated that it is their standard  policy to monitor  ratings on  publicly  offered  securities  for which a rating has been  provided,  as to each rating agency rating each class of offered  certificates  in accordance  with the rating  agencies'
particular surveillance policies,  unless the issuer requests a rating without surveillance.
A rating  agency will  monitor  the rating it issues on an ongoing  basis and may update the rating  after  conducting  its  regular  review of the  issuer's  creditworthiness  or after conducting a review of the status of the rating upon becoming aware of any information  that might  reasonably  be  expected  to result  in a change of  rating.  The  depositor  has not requested that any rating agency not monitor their ratings of the offered certificates,  and the depositor has not requested that any rating agency use any monitoring  procedures  other than their standard monitoring procedures.

      The fees paid by the  depositor  to the rating  agencies at closing  include a fee for
ongoing   surveillance  by  the  rating  agencies  for  so  long  as  any  certificates  are outstanding.  However,  the rating  agencies  are under no  obligation  to the  depositor to continue to monitor or provide a rating on the certificates.

                                  Legal Investment Matters

      The offered certificates  identified in the final term sheet will constitute "mortgage related  securities"  for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies,  and, as such, are legal  investments for some entities to the extent  provided in SMMEA.  SMMEA  provides,  however,  that states could  override its provisions on legal  investment and restrict or condition  investment in mortgage  related  securities  by taking  statutory  action on or prior to  October 3, 1991.
Some states have enacted  legislation  which  overrides the preemption  provisions of SMMEA.
The  remaining  classes  of  offered  certificates  will not  constitute  "mortgage  related securities" for purposes of SMMEA.

      One or more classes of the offered  certificates may be viewed as "complex securities"
under  TB13a,  which  applies  to  thrift  institutions  regulated  by the  Office of Thrift
Supervision,  or under TB73a, which applies to savings associations  regulated by the Office of Thrift Supervision.

      The depositor makes no representations as to the proper  characterization of any class of the offered certificates for legal investment or other purposes,  or as to the ability of particular  investors to purchase  any class of the offered  certificates  under  applicable legal investment  restrictions.  These  uncertainties  may adversely affect the liquidity of
any  class  of  offered  certificates.   Accordingly,   all  institutions  whose  investment
activities  are  subject  to legal  investment  laws  and  regulations,  regulatory  capital requirements  or review by regulatory  authorities  should consult with their legal advisors in determining whether and to what extent any class of the offered certificates  constitutes a legal investment or is subject to investment, capital or other restrictions.

                                                S-63

      See "Legal Investment Matters" in the prospectus.

                                    ERISA Considerations

      Any  employee  benefit  plan  subject  to Title I of the  Employee  Retirement  Income
Security Act of 1974, as amended  ("ERISA"),  plan subject to  Section 4975  of the Internal
Revenue  Code,  or entity  deemed to hold the plan assets of the  foregoing  (each,  a "Plan
Investor") is encouraged to carefully  review with its legal  advisors  whether the purchase or holding of  offered  certificates  could  give rise to a  transaction  prohibited  or not otherwise  permissible  under  ERISA or  Section 4975  of the  Internal  Revenue  Code.  The
purchase or holding of the offered certificates,  other than the Class R Certificates, by or on behalf of a Plan  Investor may qualify for exemptive  relief under the Issuer  Exemption,
as  described  under  "ERISA   Considerations-Prohibited   Transaction  Exemptions"  in  the
prospectus  if such  certificates  are rated at least  "BBB-"  (or its  equivalent)  by S&P,
Moody's,  or Fitch Ratings,  referred to in this term sheet supplement as Fitch, at the time of purchase.  The Issuer  Exemption  contains a number of other conditions which must be met for the Issuer  Exemption to apply,  including the  requirement  that any such Plan Investor must be an  "accredited  investor"  as  defined in Rule  501(a)(1)  of  Regulation  D of the
Commission under the Securities Act of 1933, as amended.

      Each beneficial owner of an offered certificate (or any interest therein),  other than the Class R Certificates,  shall be deemed to have represented, by virtue of its acquisition or holding of such  Certificate (or interest  therein),  that either (i) it is not acquiring the  Certificate  with plan assets of a Plan  Investor,  (ii) it has acquired and is holding such  certificate  in reliance on the Issuer  Exemption,  and that (1) it  understands  that there are certain  conditions to the  availability of the Issuer  Exemption,  including that such  certificate  must be rated,  at the time of  purchase,  not lower than  "BBB-" (or its equivalent) by S&P,  Moody's or Fitch and (2) it is an  "accredited  investor" as defined in
Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as amended,  or (iii) (1) such acquirer  or holder is an  insurance  company,  (2) the  source of funds used to acquire and hold such  certificate (or interest  therein) is an "insurance  company general account" (as defined in U.S. Department of Labor ("DOL") Prohibited Transaction  Class Exemption ("PTCE")
95-60),  and  (3) the  conditions  set forth in  Sections  I and III of PTCE 95-60 have been satisfied.

      If any  offered  certificate  (or  any  interest  therein),  other  than  the  Class R
Certificates,  is  acquired  or  held  in  violation  of  the  conditions  described  in the preceding  paragraph,  the next preceding permitted  beneficial owner will be treated as the beneficial owner of such  certificate,  retroactive to the date of transfer to the purported beneficial  owner. Any purported  beneficial owner whose  acquisition or holding of any such certificate (or interest  therein) was effected in violation of the conditions  described in the preceding  paragraph shall indemnify and hold harmless the depositor,  the trustee,  the servicer,  the underwriter and the trust from and against any and all  liabilities,  claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

      Because  the  exemptive  relief  afforded  by the  Issuer  Exemption  (or any  similar exemption  that might be  available)  also will not likely  apply to the  purchase,  sale or holding of the Class R  Certificates,  transfers of such  certificates  to any Plan Investor will not be registered by the trustee  unless the  transferee  provides the  depositor,  the trustee and the  servicer  with an opinion of counsel  satisfactory  to the  depositor,  the trustee and the  servicer,  which opinion will not be at the expense of the  depositor,  the trustee or the servicer,  that the purchase of such Class R  Certificates by or on behalf of such Plan Investor is permissible  under  applicable law, will not constitute or result in a non-exempt  prohibited  transaction under ERISA or Section 4975 of the Internal Revenue Code and will not  subject  the  depositor,  the trustee or the  servicer  to any  obligation  in addition to those undertaken in the pooling and servicing agreement.

                                                S-64

      Any fiduciary or other investor of a Plan  Investor's  assets that proposes to acquire or hold the offered  certificates on behalf of a Plan Investor is encouraged to consult with its counsel with respect to:  (a) whether the specific and general  conditions and the other requirements  in the Issuer  Exemption would be satisfied,  or whether any other  prohibited transaction  exemption  would  apply,  and (b) the  potential  applicability  of the general fiduciary  responsibility  provisions of ERISA and the prohibited  transaction provisions of
ERISA and Section 4975 of the Internal Revenue Code to the proposed  investment.  See "ERISA
Considerations" in the prospectus.

      The sale of any of the  offered  certificates  to a Plan  Investor  is in no respect a representation  by the  depositor  or the  underwriter  that  such an  investment  meets all relevant legal  requirements  relating to  investments  by Plan  Investors  generally or any particular  Plan  Investor,  or that such an investment is  appropriate  for Plan  Investors generally or any particular Plan Investor.

                                                S-65